AGENCY AGREEMENT
February 18, 2021
Juva Life Inc.
Suite 1400, 885 West Georgia Street
Vancouver, British Columbia V6C 3E8
Attention: Matthew Lee, Chief Financial Officer
Dear Sir:
Mackie Research Capital Corporation (the "Agent"), as sole lead agent and bookrunner, understands that Juva Life Inc. (the "Company") proposes to issue and sell up to 8,285,720 transferable special warrants of the Company (each, a "Special Warrant") at a price of $1.05 per Special Warrant (the "Offering Price"), for aggregate gross proceeds to the Company of up to $8,700,006 (the "Offering").
Upon and subject to the terms and conditions set forth herein, the Company hereby appoints the Agent, and the Agent hereby agrees, to act as agent to the Company to effect the Offering on a best efforts private placement basis to Purchasers (as defined herein) in the Qualifying Jurisdictions (as defined herein), the United States (as defined herein) pursuant to appropriate exemptions from the registration requirements of the U.S. Securities Act (as defined herein), and may be offered in such other jurisdictions and the Company and the Agent may agree, acting reasonably, pursuant to the terms and conditions hereof.
The parties acknowledge that the Offering Securities (as defined herein) have not been and will not be registered under the U.S. Securities Act or any state securities laws, and may not be offered or sold in the United States or to, or for the benefit or account of, any U.S. Person (as defined herein) or Person in the United States, except pursuant to exemptions from the registration requirements of the U.S. Securities Act and the applicable laws of any state of the United States, in the manner specified in this Agreement and pursuant to the representations, warranties, acknowledgments, agreements and covenants of the Company and the Agent contained in Schedule "A" hereto. All actions to be undertaken by the Agent in the United States in connection with the matters contemplated herein shall be undertaken through one or more U.S. Affiliates (as defined herein).
Each Special Warrant will entitle the holder thereof to receive, upon deemed exercise of the Special Warrants on the Automatic Exercise Date (as defined herein) and without payment of additional consideration, one unit of the Company (each a "Unit") consisting of one common share in the capital of the Company (each, a "Unit Share") and one-half of one transferable common share purchase warrant (each whole warrant, a "Warrant"), with each Warrant exercisable for the purchase of one common share in the capital of the Company (each, a "Warrant Share"), at an exercise price of $1.35 per Warrant Share for a period of 24 months from the Closing Date (as defined herein). The Warrants will be duly and validly created and issued by the Company pursuant to, and governed by, the terms of a warrant indenture (the "Warrant Indenture") to be entered into on the Closing Date between the Company and Olympia Trust Company, as warrant agent in respect of the Warrants ("Olympia"). The description of the Warrants herein is a summary only and is subject to the specific attributes and detailed provisions of the Warrants to be set forth in the Warrant Indenture. In the case of any inconsistency between the description of the Warrants in this Agreement and their terms and conditions as set forth in the Warrant Indenture, the provisions of the Warrant Indenture will govern.
Each Special Warrant will be automatically exercised, without payment of additional consideration or further action on the part of the holder thereof, into one Unit on the earlier of (the "Automatic Exercise Date"): (i) the date which is four months and a day following the Closing Date; and (ii) the Qualification Date (as defined herein). Notwithstanding the foregoing, in the event a receipt for the Final Prospectus (as defined herein) has not been issued on or before the date that is 120 days following the Closing Date, each unexercised Special

Warrant will thereafter entitle the holder to receive upon exercise thereof, for no additional consideration and without any action on the part of the holder thereof, an additional 0.10 Units (each ten such additional 0.10 Units, a "Penalty Unit"), provided, however, that any fractional entitlement to a Penalty Unit will be rounded down to the nearest whole Penalty Unit. The "Qualification Date" means the date on which a receipt for the Final Prospectus is issued by the British Columbia Securities Commission, as principal regulator, on its own behalf and on behalf of each of the other relevant securities regulators in the Qualifying Jurisdictions.
The Special Warrants will be duly and validly created and issued pursuant to, and governed by, a special warrant indenture (the "Special Warrant Indenture") to be entered into on the Closing Date between the Company and Olympia in its capacity as special warrant agent thereunder. The description of the Special Warrants herein is a summary only and is subject to the specific attributes and detailed provisions of the Special Warrants to be set forth in the Special Warrant Indenture. In the case of any inconsistency between the description of the Special Warrants in this Agreement and their terms and conditions as set forth in the Special Warrant Indenture, the provisions of the Special Warrant Indenture will govern.
The Company also hereby grants the Agent the option (the "Over-Allotment Option") to solicit and arrange for the purchase of up to an additional 1,242,858 Special Warrants (the "Additional Special Warrants") at the Offering Price, exercisable in whole or in part at any time up to 48 hours before the Closing Time, by notice in writing from the Agent, which notice shall specify the number of Additional Special Warrants to be purchased. Unless otherwise required by the context, (a) references to the "Offering" shall include the offering of any Additional Special Warrants; (b) references to the "Units", "Unit Shares", "Warrants" and "Warrant Shares" shall include any securities issued or issuable upon exercise of the Over-Allotment Option or as a result of the issuance of any Penalty Units; and (c) references to the "Compensation Options", "Advisory Options", "Agent's Units", "Agent's Shares", "Agent's Warrants" and "Agent's Warrant Shares" (as such terms are defined herein) shall include any securities issued or issuable upon exercise of the Over-Allotment Option or as a result of the issuance of any Agent's Penalty Units.
In consideration of the services to be rendered by the Agent in connection with the sale and purchase of Special Warrants under the Offering and all other services related thereto, the Company will pay to the Agent the Commission and the Advisory Fee (as defined herein) and issue to the Agent the Compensation Options (as defined herein) and the Advisory Options (as defined herein) in accordance with the provisions of Section 2.4.
The Company acknowledges that the Agent will be under no obligation to purchase any Special Warrants. The Agent will be entitled in connection with the Offering to appoint, at its sole expense, other registered dealers acceptable to the Company (the "Selling Firms") as agents to assist in the Offering and the Agent may determine the remuneration payable to such Selling Firms, such remuneration to be the sole responsibility of the Agent.
The Offering is conditional upon and subject to the additional terms and conditions set forth below.

1.     Interpretation.
1.1  Definitions.
In this Agreement and the Schedules hereto, in addition to the terms defined above, unless otherwise indicated or unless the context otherwise requires, the following terms will have the following meanings:
"affiliate" and "associate" have the respective meanings ascribed to such terms in the Securities Act (British Columbia);
"Additional Special Warrants" has the meaning ascribed to such term above;
"Advisory Fee" has the meaning ascribed to such term in Section 2.4(c);
"Advisory Options" has the meaning ascribed to such term in Section 2.4(c);

"Agent" has the meaning ascribed to such term above;
"Agent's Penalty Unit" has the meaning ascribed to such term in Section 2.4(b);
"Agent's Shares" has the meaning ascribed to such term in Section 2.4(b);
"Agent's Units" has the meaning ascribed to such term in Section 2.4(b);
"Agent's Warrants" has the meaning ascribed to such term in Section 2.4(b);
"Agent's Warrant Shares" has the meaning ascribed to such term in Section 2.4(b);
"Agreement" means this agreement and includes the schedules hereto, as modified, amended and/or supplemented from time to time;
"Ancillary Documents" means all agreements (including the Subscription Agreements, the Special Warrant Indenture and the Warrant Indenture), certificates (including the global certificates representing the Special Warrants, the Compensation Options, the Advisory Options and the Underlying Securities, as applicable, in the context used), officer's certificates of the Company, notices and other documents executed and delivered, or to be executed and delivered, by the Company in connection with the Offering;
"Applicable Laws" means all laws, statutes, codes, ordinances, decrees, rules, regulations, by-laws, written policies, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, including general principles of common and civil law, and conditions of any grant of approval, permission, authority or license of any court, governmental entity or statutory body or regulatory body (including the CSE), and includes, without limitation, Securities Laws;
"Associated Entity" means any entity (corporate or otherwise), affiliate, or resulting entity pursuant to a reorganization: (i) in which the Company, has directly or indirectly controlled, directly or indirectly controls or is controlled by and which is material to the Company, and the business of the Company; or (ii) from which the Company has derived or will derive a beneficial financial or other interest, including, but not limited to, any entity with whom the Company has entered into or will enter into a business relationship (for example, via a management agreement, via a loan agreement, etc.);
"Automatic Exercise Date" has the meaning ascribed to such term above;
"Business Day" means a day which is not a Saturday, a Sunday or a statutory or civic holiday, or a day on which commercial banks are not open for business, in Vancouver, British Columbia;
"CDS" means CDS Clearing and Depository Services Inc.;
"Claims" has the meaning ascribed to such term in Section 13(a);
"Closing" means each completion of the issue and sale by the Company, and the purchase by the Purchasers, of the Special Warrants on the Closing Date pursuant to this Agreement and the Subscription Agreements;
"Closing Date" means February 18, 2021;
"Closing Fees" has the meaning ascribed to such term in Section 2.4(c);
"Closing Time" means 9:00 a.m. (Vancouver time) on the Closing Date or such other time as the Company and the Agent may agree;
"Commission" has the meaning ascribed to such term in Section 2.4(a);

"Common Share" means a common share without par value in the capital of the Company;
"Company" has the meaning ascribed to such term above;
"Compensation Options" has the meaning ascribed to such term in Section 2.4(b);
"CSE" means the Canadian Securities Exchange;
"Disclosure Documents" means all information regarding the Company (including any predecessors) that has been filed on SEDAR since the incorporation of the Company, or that is filed on SEDAR on or prior to the Automatic Exercise Date, including the Financial Statements, press releases, material change reports and information circulars;
"distribution" means distribution or distribution to the public, as the case may be, as such terms are defined in Securities Laws;
"Documents Incorporated by Reference" means all financial statements, management's discussion and analysis, management information circulars, annual information forms, business acquisition reports, material change reports or other documents filed by the Company, whether before or after the date of this Agreement, that are required to be incorporated by reference, or that are deemed to be incorporated by reference, under Securities Laws in the Preliminary Prospectus, the Final Prospectus or any Supplementary Material, as applicable;
"Final Prospectus" means the final short form prospectus of the Company, including all of the Documents Incorporated by Reference, prepared by the Company and certified by the Company and the Agent qualifying the distribution of the Qualified Securities in the Qualifying Jurisdictions;
"Financial Statements" means, collectively, the unaudited condensed consolidated financial statements of the Company as at, and for the period ended September 30, 2020 and 2019, filed on SEDAR; and the audited consolidated financial statements of the Company as at, and for the years ended December 31, 2019 and 2018, and the notes thereto, together with the report of Davidson & Company LLP thereon, as included in the Company's final long form non-offering prospectus dated October 8, 2019, filed on SEDAR;
"Governmental Authority" means any governmental authority and includes, without limitation, any national or federal government, province, state, municipality or other political subdivision of any of the foregoing, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing;
"IFRS" means International Financial Reporting Standards, as issued by the International Accounting Standards Board and as adopted by the Chartered Professional Accountants of Canada in Part I of The Chartered Professional Accountants Canada Handbook – Accounting, as amended from time to time;
"including" means "including without limitation";
"Indemnified Parties" has the meanings ascribed to such term in Section 13(a);
"Intellectual Property" has the meaning ascribed to such term in Section 7(kk);
"Lien" means any mortgage, charge, pledge, encumbrance, hypothec, security interest, prior claim or lien (statutory or otherwise), in each case, whether contingent or absolute;
"Losses" has the meaning ascribed to such term in Section 13(a);
"Material Adverse Effect" means any change, fact, event, circumstance or state of being which could reasonably be expected to have a material and adverse effect (actual or anticipated, whether financial or otherwise) on the business, affairs, operations, properties, assets, liabilities (contingent or otherwise), capital, results of operations or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole;

"Material Subsidiaries" means the Subsidiaries other than 1177988 B.C. Ltd.;
"misrepresentation", "material fact" and "material change" have the respective meanings ascribed to them in the Securities Act (British Columbia);
"NI 45-106" means National Instrument 45-106 – Prospectus Exemptions;
"notice" has the meaning ascribed to such term in Section 15;
"NP 11-202" means National Policy 11-202 – Process for Prospectus Reviews in Multiple Jurisdictions;
"Offering" has the meaning ascribed to such term above;
"Offering Price" has the meaning ascribed to such term above;
"Offering Securities" means, collectively, the Special Warrants, the Units, the Penalty Units, the Unit Shares, the Warrants, the Warrant Shares, the Compensation Options, the Advisory Options, the Agent's Units, the Agent's Shares, the Agent's Warrants and the Agent's Warrant Shares, includes any of the foregoing issuable in connection with any exercise of the Over-Allotment Option or as a result of the issuance of any Penalty Units or Agent's Penalty Units;
"Olympia" has the meaning ascribed to such term above;
"Over-Allotment Option" has the meaning ascribed to such term above;
"Penalty Units" has the meaning ascribed to such term above;
"Person" includes an individual, a firm, a corporation, a body corporate, a syndicate, a partnership, a trust, an association, an unincorporated organization, a joint venture, an investment club, a government or an agency or political subdivision thereof and every other form of legal or business entity of any nature or kind whatsoever;
"Personally Identifiable Information" means any information that alone or in combination with other information held a Person or entity can be used to specifically identify a Person including but not limited to a natural Person's name, street address, telephone number, e-mail address, photograph, social insurance number, driver's license number, passport number, credit or debit card number or customer or financial account number or any similar information that is treated as "Personally Identifiable Information" under Applicable Laws;
"Preliminary Prospectus" means the preliminary short form prospectus of the Company, including all of the Documents Incorporated by Reference, prepared by the Company and certified by the Company and the Agent relating to the distribution of the Qualified Securities in the Qualifying Jurisdictions;
"President's List" has the meaning ascribed to such term in Section 2.4(a);
"Purchasers" means the Persons who are purchasers in the Qualifying Jurisdictions who, as purchasers or beneficial purchasers acquire Special Warrants by duly completing, executing and delivering the Subscription Documents;
"Qualification Date" has the meaning ascribed to such term above;

"Qualified Securities" means, the Units, the Unit Shares and the Warrants issuable upon exercise or deemed exercise of the Special Warrants, including any of the foregoing issuable in connection with any exercise of the Over-Allotment Option or as a result of the issuance of any Penalty Units;
"Qualifying Jurisdictions" means each of the Provinces of Canada, other than Québec;
"Regulation S" means Regulation S as promulgated by the U.S. Securities and Exchange Commission under the U.S. Securities Act;
"Securities Commissions" means the applicable securities commissions or securities regulatory authorities in the Qualifying Jurisdictions;
"Securities Laws" means all applicable securities laws in each of the Qualifying Jurisdictions and the United States and the respective rules and regulations made thereunder, together with applicable published policy statements, instruments, orders and rulings of the securities regulatory authorities in such Provinces of Canada and the rules, policies and requirements of the CSE;
"SEDAR" means the System for Electronic Document Analysis and retrieval established by National Instrument 13-101 – System for Electronic Document Analysis and Retrieval (SEDAR);
"Selling Firm" has the meaning ascribed to such term above;
"Special Warrants" has the meaning ascribed to such term above;
"Special Warrant Indenture" has the meaning ascribed to such term above;
"Subscription Agreements" means the subscription agreements, in the form agreed upon by the Company and the Agent, pursuant to which Purchasers agree to subscribe for and purchase Special Warrants;
"Subscription Documents" means, with respect to a Purchaser, a Subscription Agreement duly completed by the Purchaser together with all applicable duly completed schedules to the Subscription Agreement in the forms attached thereto and any other forms or documents required under Securities Laws or any other Applicable Laws;
"Subsequent Disclosure Documents" means any annual and/or interim financial statements, management's discussion and analysis, information circulars, annual information forms, material change reports, business acquisition reports or other documents issued by the Company after the date of this Agreement that are required to be incorporated by reference into the Preliminary Prospectus, the Final Prospectus or any Supplementary Material;
"subsidiary" has the meaning ascribed to such term in the Securities Act (British Columbia);
"Subsidiaries" means the subsidiaries of the Company, as listed in Schedule "B" hereto;
"Supplementary Material" means, collectively, any amendment to or amendment and restatement of, the Preliminary Prospectus and/or the Final Prospectus, and any further amendment, amendment and restatement or supplemental prospectus thereto or ancillary materials that may be filed by or on behalf of the Company under Securities Laws relating to the qualification of the distribution of the Qualified Securities;
"Taxes" has the meaning ascribed to such term in Section 7(r);
"Underlying Securities" means, collectively, the Units, the Penalty Units, the Unit Shares, the Warrants, the Warrant Shares, the Agent's Units, the Agent's Penalty Units, the Agent's Shares, the Agent's Warrants and the Agent's Warrant Shares, including any of the foregoing issuable in connection with any exercise of the Over-Allotment Option or as a result of the issuance of any Penalty Units or Agent's Penalty Units;

"Unit" has the meaning ascribed to such term above;
"Unit Share" has the meaning ascribed to such term above;
"United States" or "U.S." means, as the context requires, the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;
"U.S. Affiliate" means the United States registered broker-dealer affiliate of the Agent;
"U.S. Person" has the meaning ascribed to such term in Rule 902(k) of Regulation S;
"U.S. Securities Act" means the United States Securities Act of 1933, as amended;
"Warrant" has the meaning ascribed to such term above;
"Warrant Indenture" has the meaning ascribed to such term above;
"Warrant Share" has the meaning ascribed to such term above; and
"Work Fee" has the meaning ascribed to such term in Section 2.4(a).
1.2  Knowledge.Where any representation or warranty contained in this Agreement or any Ancillary Document is expressly qualified by reference to the "knowledge" of the Company, or where any other reference is made herein or in any Ancillary Document to the knowledge of the Company, it will be deemed to refer to the actual knowledge of the Chief Executive Officer and the Chief Financial Officer of the Company, after having made reasonable enquiry of appropriate and relevant Persons.
1.3  Business Days.Where any action or step is to be taken or completed on or by a specified date, and such date is not a Business Day in the applicable jurisdiction, then such action or step may be taken or completed on the next following Business Day.
1.4  Plural and Gender.Whenever used in this Agreement, words importing the singular number only will include the plural and vice versa and words importing the masculine gender will include the feminine gender and neuter.
1.5 Currency.
Unless otherwise specified, references to "$" are to Canadian.
2.	Terms and Conditions
2.1   Offering.Upon and subject to the terms and conditions set forth herein, the Agent hereby agrees to act, and upon acceptance hereof, the Company hereby appoints the Agent, as the Company's exclusive agent, to offer for sale by way of private placement on a best efforts basis, without underwriter liability, the Special Warrants to be issued and sold pursuant to the Offering and the Agent agrees to arrange for purchasers of the Special Warrants in the Qualifying Jurisdictions. Notwithstanding anything to the contrary contained herein or any oral representations or assurances previously or subsequently made by the parties hereto, this Agreement does not constitute a commitment by, or legally binding obligation of, the Agent or any of its affiliates to act as underwriters, initial purchasers, arrangers and/or placement agents in connection with any offering of securities of the Company or to provide or arrange any financing, other than the appointment as agents in connection with the Offering in accordance with the prior sentence and otherwise on the terms set forth herein.

2.2  Legal Compliance.The Company undertakes to file or cause to be filed, within the time periods stipulated by Applicable Laws, all forms, undertakings and other documents required to be filed by the Company under Applicable Laws in connection with the offer and sale of the Special Warrants in order that the distribution of the Offering Securities may lawfully occur without the necessity of filing a prospectus, registration statement or similar document in Canada or any other jurisdiction where Special Warrants are offered and sold by the Agent. The Company further agrees to comply with Securities Laws in connection with the distribution of the Offering Securities.
2.3   Legends – Securities Laws.
Each Offering Security issued prior to the date that is four months and one day following the Closing Date and prior to the Qualification Date shall have attached to them, whether through the electronic deposit system of CDS, an ownership statement issued under a direct registration system or other electronic book-entry system, or on certificates that may be issued, as applicable, any legends as may be prescribed by CDS in addition to a legend substantially in the following form:
"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JUNE 19, 2021."
2.4
Agent's CompensationIn consideration for the services rendered by the Agent hereunder, the Company will pay a cash commission (the "Commission") at Closing to the Agent equal to 5.0% of the gross proceeds from the sale of the Special Warrants sold pursuant to the Offering, including any proceeds received pursuant to any exercise of the Over-Allotment Option but excluding any gross proceeds raised from certain Purchasers identified on the Company's president's list (the "President's List Purchasers"), as well as a work fee of $30,000 (the "Work Fee").In addition to the Commission, the Company agrees to issue and deliver to the Agent that number of non-transferable warrants of the Company (the "Compensation Options") as is equal to 5.0% of the Special Warrants sold under the Offering, including any Additional Special Warrants issued pursuant to any exercise of the Over-Allotment Option but excluding any Special Warrants sold to President's List Purchasers. Each Compensation Option is exercisable for the purchase of one unit of the Company (an "Agent's Unit") at an exercise price of $1.05 per Agent's Unit for a period of 24 months from the Closing Date. Each Agent's Unit consists of one Common Share (an "Agent's Share") and one-half of one common share purchase warrant (each whole warrant, an "Agent's Warrant"). Each Agent's Warrant is exercisable for the purchase of one Common Share (an "Agent's Warrant Share") at an exercise price of $1.35 per Agent's Warrant Share for a period of 24 months from the Closing Date. In the event a receipt for the Final Prospectus has not been issued on or before the date that is 120 days following the Closing Date, each unexercised Compensation Option will thereafter entitle the holder to receive, for no additional consideration and without any action on the part of the holder thereof, an additional 0.10 Agent's Units (each ten such 0.10 Agent's Units, an "Agent's Penalty Unit") upon the due exercise of the Compensation Options, provided, however, that any fractional entitlement to an Agent's Penalty Unit will be rounded down to the nearest whole Agent's Penalty Unit.

(c)
As additional consideration for the advisory services rendered by the Agent in connection with the Offering, the Company shall, at the Closing Time, pay to the Agent an advisory fee (the "Advisory Fee" and collectively with the Commission and the Work Fee, the "Closing Fees") equal to 2.0% of the gross proceeds from the sale of the Special Warrants sold pursuant to the Offering, including any proceeds received pursuant to any exercise of the Over-Allotment Option and to issue and deliver to the Agent that number of non-transferable warrants of the Company (the "Advisory Options") as is equal to 2.0% of the Special Warrants sold under the Offering, including any Additional Special Warrants issued pursuant to any exercise of the Over-Allotment Option. Each Advisory Option is exercisable for the purchase of one Agent's Unit at an exercise price of $1.05 per Agent's Unit for a period of 24 months from the Closing Date. In the event a receipt for the Final Prospectus has not been issued on or before the date that is 120 days following the Closing Date, each unexercised Advisory Option will thereafter entitle the holder to receive, for no additional consideration and without any action on the part of the holder thereof, an additional 0.10 of an Agent's Penalty Unit upon the due exercise of the Advisory Options, provided, however, that any fractional entitlement to an Agent's Penalty Unit will be rounded down to the nearest whole Agent's Penalty Unit.

(d)
The Company covenants that the certificates representing the Compensation Options and the Advisory Options will, among other things, include provisions for the appropriate adjustment in the class, number and price of the Agent's Units issuable upon exercise of the Compensation Options and the Advisory Options upon the occurrence of certain events, including any subdivision, consolidation or reclassification of the Common Shares and the payment of stock dividends with respect thereto.Filing of Preliminary Prospectus and Final Prospectus

(a)
Preliminary Prospectus. The Company covenants and agrees to use its commercially reasonable efforts to: (i) prepare and file the Preliminary Prospectus and obtain a receipt therefor from the Securities Commissions and obtain a receipt therefor from the Securities Commissions as soon as reasonably practicable after the Closing Date; and (ii) promptly resolve all comments received or deficiencies raised by the Securities Commissions in respect of the Preliminary Prospectus as expeditiously as possible; provided, however, that the Company will provide to the Agent copies of all correspondence received by the Company from the Securities Commissions relating to such comments or deficiencies and will afford the Agent and its counsel a reasonable opportunity to review and provide input on the Company's responses to such correspondence.Final Prospectus. The Company covenants and agrees to use its commercially reasonable efforts to, as soon as practicable after all comments of the Securities Commissions have been satisfied with respect to the Preliminary Prospectus, prepare and file the Final Prospectus. The Company will promptly take, or cause to be taken, all commercially reasonable steps and proceedings that may from time to time be required under Securities Laws to qualify the distribution of the Qualified Securities in the Qualifying Jurisdictions and will use commercially reasonable efforts to ensure that such requirements (including the issuance of a receipt for the Final Prospectus) will be fulfilled before the Automatic Exercise Date. Commercial Copies. The Company will cause commercial copies of the Final Prospectus and any Supplementary Material to be delivered to the Agent without charge, in such numbers and in such Qualifying Jurisdictions as the Agent may reasonably request. Such delivery will be effected as soon as practicable and, in any event, within two Business Days after the filing thereof in the Qualifying Jurisdictions. The Agent will cause to be delivered to the Purchasers copies of the Final Prospectus and any Supplementary Material required to be delivered to them pursuant to Applicable Laws. Representation as to Final Prospectus and Supplementary Material. Each delivery to any Agent of the Preliminary Prospectus, the Final Prospectus and/or any Supplementary Material by or on behalf of the Company will constitute the representation and warranty of the Company to the Agent that:all information and statements (except information and statements relating solely to and provided in writing by the Agent) contained and incorporated by reference in the Preliminary Prospectus or the Final Prospectus or any Supplementary Material, as the case may be, are, at the respective dates of delivery thereof, true and correct and contain no misrepresentation or untrue, false or misleading statement of a material fact and, on the respective dates of delivery thereof, the Preliminary Prospectus, the Final Prospectus or any Supplementary Material provide full, true and plain disclosure of all material facts relating to the Company (on a consolidated basis) and the Offering Securities, as required by Securities Laws of the Qualifying Jurisdictions;

(i)
no material fact has been omitted from any Preliminary Prospectus, the Final Prospectus or any Supplementary Material (except information and statements relating solely to and provided in writing by the Agent) which is required to be stated therein or is necessary to make the statements therein not misleading in light of the circumstances in which they were made; and

(iii)	each of such documents complies with the requirements of Securities Laws in the Qualifying Jurisdictions,

and such delivery will also constitute the Company's consent to the Agent's and any Selling Firm's use of the Preliminary Prospectus, the Final Prospectus and any Supplementary Material in connection with the distribution of the Qualified Securities in the Qualifying Jurisdictions in compliance with the provisions of this Agreement.Review of Prospectuses. The form and substance of the Preliminary

Prospectus, the Final Prospectus and any Supplementary Material will be in form and substance satisfactory to the Agent and its legal counsel, acting reasonably.Contractual Right of Rescission. In the event that a Purchaser who acquires Qualified Securities upon deemed exercise of the Special Warrants is or becomes entitled under Securities Laws to the remedy of rescission by reason of a misrepresentation in the Preliminary Prospectus, the Final Prospectus or any Supplementary Material, qualifying the Qualified Securities for distribution in the Qualifying Jurisdictions, the Company hereby agrees that such holder shall, subject to available defences and any limitation period under Securities Laws, be entitled to rescission not only of the holder's deemed exercise of its Special Warrants, but also of the private placement transaction under this Agreement pursuant to which the Special Warrants were initially acquired under the Offering, and shall be entitled in connection with such rescission to a full refund of all consideration paid to the Company on the acquisition of Special Warrants. In the event that such holder is a permitted assignee of the interest of the original purchaser of the Special Warrants, the Company hereby agrees that such permitted assignee shall be permitted to exercise the rights of rescission and refund granted hereunder as if such permitted assignee was such original purchaser. The Company hereby agrees that the foregoing right, which is extended by the Company in respect of the Special Warrants issued by the Company pursuant to accepted subscriptions at the Closing Time on the Closing Date, is in addition to any other right or remedy available to a holder of Special Warrants, under Securities Laws or otherwise at law, and is subject to the defences and limitations described under such Securities Laws. The Company agrees that the foregoing rights shall be described in the Preliminary Prospectus, the Final Prospectus and any Supplementary Material, and the Company agrees to and shall comply with such contractual right of rescission.

(g)      Due Diligence. The Company will permit the Agent and its counsel to participate in the preparation of the Preliminary Prospectus, the Final Prospectus and any Supplementary Material, to discuss the Company's business with its corporate officials, auditors, legal counsel and other advisors and to conduct such full and comprehensive review and investigation of the Company's business, affairs, capital and operations as the Agent will consider to be necessary to establish a due diligence defence under Applicable Laws to an action for misrepresentation or damages and to enable the Agent to responsibly execute the Agent's certificate in the Preliminary Prospectus, the Final Prospectus and any Supplementary Material. The Company also covenants to use its commercially reasonable efforts to secure the cooperation of the Company's professional advisors (including its legal advisors and auditors) and the officers and directors to participate in any due diligence conference calls required by the Agent, and the Company consents to the use and the disclosure of information obtained during the course of the due diligence investigation where such disclosure is required by Applicable Laws.Deliveries. The Company will deliver to the Agent prior to the filing of the Preliminary Prospectus and Final Prospectus, as applicable, unless otherwise indicated:a copy of the Preliminary Prospectus and the Final Prospectus signed on behalf of the Company, by the persons and in the form required by Applicable Laws;a copy of any other document filed with, or delivered to, the Securities Commissions by the Company under Applicable Laws in connection with the filing of the Preliminary Prospectus or Final Prospectus; andin the case of the Final Prospectus, a "long-form" comfort letter dated the date of the Final Prospectus, in form and substance satisfactory to the Agent and its legal counsel, acting reasonably, from the Company's auditors and based on a review completed not more than two Business Days prior to the date of the letter, with respect to certain financial and accounting information relating to the Company included and incorporated by reference in the Final Prospectus, which letter will be in addition to the auditors' report contained in the Final Prospectus and any auditors' comfort letter addressed to or filed with the Securities Commissions under Securities Laws.Supplementary Material. If applicable, the Company will prepare and deliver promptly to the Agent copies of all Supplementary Material. Concurrently with the delivery of any Supplementary Material or the incorporation by reference in the Preliminary Prospectus or the Final Prospectus of any Subsequent Disclosure Document, the Company will deliver to the Agent, with respect to such Supplementary Material or Subsequent Disclosure Document, documents substantially similar to those referred to in Section 3(g).Covenants of the Company.In addition to the covenants of the Company set out in the other Sections of this Agreement, the Company hereby covenants to and for the benefit of the Agent and the Purchasers, and acknowledges that each of them is relying on such covenants in connection with the purchase of the Special Warrants, that:

(a)	the Company will comply, in all material respects, with its obligations under Applicable Laws;
(b)
the Company will duly execute and deliver the Special Warrant Indenture on or before the Closing Date in form and substance satisfactory to the Agent and its legal counsel, acting reasonably, and the Company will comply with its covenants contained in the Special Warrant Indenture;

(c)
the Company will duly execute and deliver the Warrant Indenture on or before the Closing Date in form and substance satisfactory to the Agent and its counsel, acting reasonably, and the Company will comply with its covenants contained in the Warrant Indenture;

(d)
the Company will duly execute Subscription Agreements on or before the Closing Date which have been duly completed by the Purchasers, and will duly and punctually perform all obligations to be performed by it under this Agreement and the Ancillary Documents;

(e)
not, directly or indirectly, without the prior written consent of the Agent (such consent not to be unreasonably withheld or delayed) issue, offer, sell, contract to sell, secure, pledge, grant any option, right or warrant to purchase or otherwise lend, transfer or dispose of (or announce any intention to do so) any equity or debt securities of the Company or any securities convertible into, or exchangeable or exercisable for, equity or debt securities of the Company for a period commencing on the Closing Date and ending 120 days from the Closing Date except in conjunction with the grant or exercise of stock options and other similar issuances pursuant to any stock option plan or similar share compensation arrangements in place prior to the date of this Agreement or the issuance of Common Shares of the Company upon the exercise of convertible securities, warrants, options or obligations outstanding prior to the date of this Agreement;

(f)
the Company will fulfil or cause to be fulfilled, at or prior to the Closing Date, each of the conditions required to be fulfilled by it set out in Section 10 hereof that are within its control (unless waived by the Agent);

(g)
the Company will use its commercially reasonable efforts to cause the Unit Shares, Warrant Shares, Agent's Shares and Agent's Warrant Shares to be listed and posted for trading on the CSE from and after the Automatic Exercise Date;

(h)
the Company will file with the Securities Commissions, the CSE and the SEC all forms, notices and certificates required to be filed by the Company pursuant to Securities Laws in the time required by Securities Laws, including, for greater certainty, Form 45-106F1 of NI 45-106 in the applicable Qualifying Jurisdictions and Form D under the U.S. Securities Act, and any other forms, notices and certificates set forth in the opinions delivered to the Agent pursuant to the closing conditions set forth in Section 10 hereof, as are required to be filed by the Company;

(i)
the Company will ensure that, at all times prior to the Automatic Exercise Date, a sufficient number of Common Shares are duly and validly allotted and reserved for issuance upon the due exercise of the Special Warrants, Warrants, Compensation Options, Advisory Options and Agent's Warrants, and the Company will ensure that such Unit Shares, Warrant Shares, Agent's Shares and Agent's Warrant Shares, upon issuance, will be duly issued as fully paid and non-assessable Common Shares and will have the attributes corresponding in all material respects to the description thereof set forth in this Agreement and the Subscription Agreements;

(j)
the Company will fulfil all legal requirements to permit the creation, offering, issuance, sale, delivery, allotment and reservation, as applicable, of the Offering Securities, all as contemplated in this Agreement and file or cause to be filed all documents, applications, forms or undertakings required to be filed by the Company and take or cause to be taken all action required to be taken by the Company in connection with the creation, offering, issuance, sale, delivery, allotment and reservation, as applicable, of the Offering Securities, so that the distribution of the Offering Securities may lawfully occur without the necessity of filing a prospectus in Canada, a registration statement in the United States or a similar document in any other jurisdiction;

(k)	the Company shall use the net proceeds from the sale of the Special Warrants for working capital and general corporate purposes;
(l)
the Company will, until the date of the completion of the distribution of the Qualified Securities, use commercially reasonable efforts to ensure the Preliminary Prospectus and Final Prospectus comply at all times with Securities Laws;

m)
the Company will, during the period from the date hereof until the date of the completion of the distribution of the Qualified Securities, promptly inform the Agent of the full particulars of any request of any Securities Commission for any information, or the receipt by the Company of any communication from any Securities Commissions or any other competent authority relating to the Company or which may be relevant to the distribution of the Qualified Securities;

(n)	the Company will comply with each of the covenants of the Company set out in the Ancillary Documents;
(o)	at all times prior to the completion of the distribution of the Qualified Securities, the Company will continue to operate its business in compliance with Applicable Laws and in the ordinary course;
(p)
the Company will forthwith notify the Agent of any breach of any covenant of this Agreement or any Ancillary Document by any party thereto, or upon it becoming aware that any representation or warranty of the Company contained in this Agreement or any Ancillary Document is or becomes untrue or inaccurate in any material respect;

(q)	the Company will use its commercially reasonable efforts to make the Offering Securities issuable to holders resident in Canada eligible for deposit in CDS;
(r)
the Company will advise the Agent, promptly after receiving notice thereof, of the time when the Preliminary Prospectus, the Final Prospectus and any Supplementary Material have been filed and receipts therefor have been obtained pursuant to NP 11-202 and will provide evidence reasonably satisfactory to the Agent of each such filing and copies of such receipts;

(s)	the Company will advise the Agent, promptly after receiving notice or obtaining knowledge of any of the following:
(i)	the issuance by any Securities Commission of any order suspending or preventing the use of the Preliminary Prospectus, the Final Prospectus or any Supplementary Material;
(ii)	the institution, threatening or contemplation of any proceeding for any such purposes;
(iii)
any order, ruling, or determination having the effect of suspending the sale or ceasing the trading in any securities of the Company (including the Special Warrants and the Underlying Securities) having been issued by any Securities Commissions or the institution, threatening or contemplation of any proceeding for any such purposes; or

(iv)
any requests made by any Securities Commissions to amend or supplement the Preliminary Prospectus or the Final Prospectus or to provide additional information, and will use its commercially reasonable efforts to prevent the issuance of any order referred to in Section 4(s)(i) above and, if any such order is issued, to obtain the withdrawal thereof as quickly as possible;

(t)
the Company will, other than in connection with a merger, amalgamation, arrangement, takeover bid, going private transaction or other similar transaction involving the purchase or sale of all of the outstanding Common Shares and following which the Company is not a "reporting issuer", use its commercially reasonable efforts to maintain its status as a "reporting issuer" (or the equivalent thereof) not in default of the requirements of Securities Laws of British Columbia and Ontario for 24 months following the Closing Date; and

(u)
the Company will, other than in connection with a merger, amalgamation, arrangement, takeover bid, going private transaction or other similar transaction involving the purchase or sale of all of the outstanding Common Shares and following which the Company is not listed on the CSE, use its commercially reasonable efforts to maintain the listing of the Common Shares on the CSE or such other recognized stock exchange or quotation system to the date that is 24 months following the Closing Date.

In addition to the covenants of the Company set out in the other Sections of this Agreement, the Company hereby further covenants to and for the benefit of the Agent and the Purchasers, and acknowledges that each of them is relying on such covenants in connection with the purchase of the Special Warrants, that following the Closing:
(v)
the Company will allow the Agent to participate in the preparation of the Preliminary Prospectus, the Final Prospectus and any Supplementary Material that the Company is required to file under Securities Laws relating to the Offering;

(w)	the Company will deliver to the Agent, without charge, contemporaneously with, or prior to the filing of, the Final Prospectus, unless otherwise indicated:
(i)	a copy of any document filed with, or delivered to, the Securities Commissions by the Company under Securities Laws with the Final Prospectus;
(ii)
a certificate dated the date of the Final Prospectus, addressed to the Agent and signed by the Chief Executive Officer and Chief Financial Officer of the Company, certifying for and on behalf of the Company, and not in their personal capacities, after having made due inquiries, with respect to the following matters:

(A)
the Company having complied with all of the covenants and satisfied all of the terms and conditions of this Agreement on its part to be complied with and satisfied at or prior to the date of the Final Prospectus;

(B)
no order, ruling or determination having the effect of ceasing or suspending trading in any securities of the Company or prohibiting the issue of the Special Warrants or the Underlying Securities or any Company's issued securities having been issued and no proceeding for such purpose being pending or, to the knowledge of such officers, threatened;

(C)
the representations and warranties of the Company contained in this Agreement and in any certificates of Company delivered pursuant to or in connection with this Agreement being true and correct as at the date of the Final Prospectus, with the same force and effect as if made on and as at the date of the Final Prospectus, after giving effect to the transactions contemplated by this Agreement; and

(D)
since the Closing Time there having been no material adverse change, financial or otherwise, in the assets, liabilities (contingent or otherwise), capital, business or results of operations of the Company; and

(x)
the Company will, until the earlier of the Qualification Date and the Automatic Exercise Date, deliver to the Agent copies of all correspondence and other written communications between the Company and any Securities Commission or other Governmental Authority relating to the Offering and will generally keep the Agent apprised of the status of, including all developments relating to, the Offering.

5.	Agent's Representations, Warranties and Covenants.
The Agent hereby represents and warrants to and covenants with the Company that:
(a)
it is duly qualified and registered to carry on business as a securities dealer in each of the jurisdictions where the sale of the Special Warrants requires such qualification and/or registration in a manner that permits the sale of the Special Warrants on a basis described in Section 5(b);

(b)
it will, and will ensure any Selling Firm will, offer and solicit offers for the purchase of the Special Warrants in compliance with Securities Laws and only from such Persons and in such manner that no prospectus, registration statement or similar document will need be delivered or filed, other than any prescribed reports of the issue and sale of the Special Warrants and, in the case of any jurisdiction other than the Qualifying Jurisdictions, no continuous disclosure obligations will be created;

(c)	it will, and will ensure any Selling Firm will, make any offers or sales of Special Warrants in accordance with the terms of this Agreement;
(d)
it will conduct and will cause its affiliates. any Selling Firm and any Person acting on its behalf to conduct activities in connection with arranging for the offer and sale of the Special Warrants in compliance with Securities Laws;

(e)
it will obtain from each Purchaser a completed and executed Subscription Agreement, together with all Subscription Documents as may be necessary in connection with subscriptions for Special Warrants to ensure compliance with Securities Laws; and

(f)
it will refrain from advertising the Offering in: (i) printed media of general and regular paid circulation; (ii) radio; (iii) television; or (iv) telecommunication (including electronic display and the Internet) and not make use of any green sheet or other internal marketing without the consent of the Company, such consent to be promptly considered and not to be unreasonably withheld.

6.	Material Changes During Distribution.
(a)
During the period from the date of this Agreement until the Automatic Exercise Date, the Company will, upon becoming aware of same, promptly notify the Agent (and, if requested by the Agent, confirm such notification in writing) of: (a) any material change (actual, anticipated, contemplated or threatened) in the business, operations, assets, liabilities (contingent or otherwise) or capital of the Company; (b) any material fact which has arisen or has been discovered following the Closing Date and is required to be stated in the Preliminary Prospectus, the Final Prospectus or any Supplementary Material or which would have been required to have been stated in the Preliminary Prospectus, the Final Prospectus or any Supplementary Material had the fact arisen or been discovered on, or prior to, the date of such document; and (c) any change in any material fact (which for the purposes of this Agreement will be deemed to include the disclosure of any previously undisclosed material fact) contained in the Disclosure Documents, the Preliminary Prospectus, the Final Prospectus or any Supplementary Material which change is, or may be, of such a nature as to render any statement in the Disclosure Documents, the Preliminary Prospectus, the Final Prospectus or any Supplementary Material misleading or untrue in any material respect or which would result in a misrepresentation in the Disclosure Documents, the Preliminary Prospectus, the Final Prospectus or any Supplementary Material or which would result in the Disclosure Documents, the Preliminary Prospectus, the Final Prospectus or any Supplementary Material not complying with Securities Laws.

(b)
The Company will promptly, and in any event within any applicable time limitation, comply with all applicable filing and other requirements under Securities Laws as a result of such fact or change; provided, however, that the Company must not file any Supplementary Material or other document without first advising the Agent with respect to the form and content thereof, it being understood and agreed that no such Supplementary Material or document may be filed with any Securities Commissions prior to advising the Agent. The Company must in good faith discuss with the Agent any fact or change in circumstance which is of such a nature that there is or could be reasonable doubt whether notice need be given under this Section 6.

7.   Representations and Warranties and Additional Covenants of the Company.The Company represents and warrants to, and covenants with, the Agent and the Purchasers, and acknowledges that each of them is relying upon such representations and warranties and covenants in entering into this Agreement and completing the Closing, that as of the date hereof and the Closing Time or as of such other time as is contemplated by any representation, warranty or covenant set forth below:
(a)
the Company is validly existing under the laws of British Columbia and has all requisite corporate power, capacity and authority to: (i) own, lease and operate its assets and conduct its business as currently conducted or proposed to be conducted and to execute, deliver and carry out its obligations under this Agreement and all Ancillary Documents, and to do all acts and things and execute and deliver all documents as are required hereunder and thereunder in accordance with the terms hereof and thereof; and (ii) create, offer, issue and sell, as applicable, the Offering Securities in accordance with this Agreement;

(b)
each Material Subsidiary has been duly incorporated and is validly existing under the laws of its jurisdiction of incorporation and has all requisite corporate power, capacity and authority to own, lease and operate its assets and conduct its business as currently conducted or proposed to be conducted;

(c)
the Company and each Material Subsidiary is duly registered to do business and is in good standing in each jurisdiction in which the character of its properties, owned or leased, or the nature of its activities make such registration necessary;

(d)
the Subsidiaries are the only subsidiaries of the Company. The Company has no material direct or indirect subsidiaries nor any material investment in any Person or any agreement, option or commitment to acquire any such investment, and the Company does not beneficially own or exercise control or direction over 10% or more of the outstanding voting shares of any Person that holds assets or conducts operations, other than the Subsidiaries. The Company is the direct or indirect registered and/or beneficial owner of all of the issued and outstanding shares of or interests in each Subsidiary (and such ownership is evidenced by definitive documentation in the possession of the Company or the applicable Subsidiary), in each case, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, claims, demands or adverse interests of any kind whatsoever, and no Person, firm, corporation or entity has any agreement, option, right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option, for the purchase from the Company or any Subsidiary of any of the shares or other securities of any Subsidiary. The securities of the Subsidiaries indicated in Schedule "B" constitute all of the issued and outstanding securities in the capital of each Subsidiary and have been duly authorized and are validly issued and, in the case of shares, are fully paid and non-assessable shares;

(e)
no proceedings have been taken, instituted or are pending for the dissolution, winding-up or liquidation of the Company or any Subsidiary, and no approval has been given to commence any such proceedings;

(f)
the Company has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and each Ancillary Document and to observe and perform the provisions of this Agreement and each Ancillary Document in accordance with the provisions hereof and thereof, including the creation, offering, issuance, sale, delivery, allotment and reservation, as applicable, of the Offering Securities upon the terms and conditions set forth herein and in the applicable Ancillary Documents, and the creation, offering, issuance, sale, delivery, allotment and reservation, as applicable, of the Offering Securities;

(g)
neither the Company nor any Subsidiary has committed an act of bankruptcy and is insolvent, has proposed a compromise or arrangement to any of its creditors, has had a petition or a receiving order in bankruptcy filed against it, has made a voluntary assignment in bankruptcy, has taken any action with respect to a compromise or arrangement, has taken any action to have itself declared bankrupt or wound-up, has taken any action to have a receiver appointed for any of its property or has had any execution or distress become enforceable or levied upon any of its property or assets;

(h)
the Company and each Material Subsidiary has conducted and is conducting its business in compliance in all material respects with all applicable laws and regulations of each jurisdiction in which it carries on business and the Company and each Material Subsidiary holds all requisite licences, registrations, qualifications, permits and consents necessary or appropriate for carrying on its business as currently carried on and all such licences, registrations, qualifications, permits and consents are valid and subsisting and in good standing in all respects, other than as could not result in a Material Adverse Effect. Without limiting the generality of the foregoing, neither the Company nor any Material Subsidiary has received a written notice of non-compliance, nor does it know of, nor have reasonable grounds to know of, any facts that could give rise to a notice of non-compliance with any such laws, regulations or permits;

(i)
the Company and each Subsidiary is the absolute legal and beneficial owner of, and has good and marketable title to, all of the material properties and assets thereof, free and clear of any Liens and no other property or assets are necessary for the conduct of the business of the Company and the Subsidiaries as currently conducted. Any and all of the agreements and other documents and instruments pursuant to which the Company and each Subsidiary holds the property and assets thereof are valid and subsisting agreements, documents and instruments in full force and effect, enforceable in accordance with the terms thereof, and such properties and assets are in good standing under the applicable statutes and regulations of the jurisdictions in which they are situated, and all material leases, licenses and other agreements pursuant to which the Company or any Subsidiary derives the interests thereof in such property are in good standing. The Company does not know of any claim or the basis for any claim that might or could materially and adversely affect the right of the Company or any Subsidiary to use, transfer or otherwise exploit their respective assets, and neither the Company nor any Subsidiary has any responsibility or obligation to pay any commission, royalty, licence fee or similar payment to any Person with respect to the property and assets thereof;

(j)
no legal or governmental proceedings or inquiries are pending to which the Company or any Subsidiary is a party or to which the property thereof is subject that would result in the revocation or modification of any certificate, authority, permit or license necessary to conduct the business now owned or operated by the Company or any Subsidiary and, to the knowledge of the Company, no such legal or governmental proceedings or inquiries have been threatened against or are contemplated with respect to the Company or any Subsidiary or with respect to the properties or assets thereof;

(k)
the Company has provided to the Agent copies of (including all material correspondence relating to) all material licenses and permits held by it, the Subsidiaries and any of their Associated Entities, and any renewals thereof as of the date hereof. As at the date hereof, the Company and each Subsidiary has all licenses, permits, authorizations, certifications, consents and orders necessary for the conduct of its business as presently conducted, other than as disclosed in the Disclosure Documents in respect of certain U.S. federal laws, statutes and/or regulations, as applicable, relating to the cultivation, processing, extraction, tracking, distribution or possession of cannabis and cannabis related products and substances in the U.S. and other related orders, judgements, or decrees (collectively, the "U.S. Cannabis Laws"). Neither the Company nor any Subsidiary has

received any penalty, enforcement action or public notice violation or notice thereof from any state, municipal or local government in respect of such licenses and/or permits nor, to the knowledge of the Company, are there any facts that could give rise to any such material penalty, enforcement action or public notice violation. The Company and each Subsidiary is not in breach or violation of any judgment, order or decree of any Governmental Authority or court having jurisdiction over the Company or any Subsidiary, as applicable;

(l)
other than in respect of U.S. Cannabis Laws, the Company and each Subsidiary has conducted and is conducting its business in compliance in all material respects with all Applicable Laws of each jurisdiction in which it carries on business and with all Applicable Laws, tariffs and directives material to its operations, including all applicable federal, state, municipal, and local laws and regulations and other lawful requirements of any governmental or regulatory body that governs all aspects of the Company's and each Subsidiaries' business, including, but not limited to, permits and/or licenses to grow, process, and dispense cannabis and cannabis-derived products and, each of the Company and the Subsidiaries has implemented regulatory compliance regimes designed to ensure compliance with such applicable laws and regulations;

(m)
there are no actions, suits, judgments, investigations or proceedings of any kind whatsoever outstanding or, to the best of the Company's knowledge, pending or threatened against or affecting the Company or any Subsidiary the result of which could have a Material Adverse Effect on the Company, or the directors, officers or employees thereof, at law or in equity or before or by any commission, board, bureau or agency of any kind whatsoever and, to the best of the Company's knowledge, there is no basis therefor and neither the Company nor any Subsidiary is subject to any judgment, order, writ, injunction, decree, award, rule, policy or regulation of any Governmental Authority;

(n)
neither the Company nor any Subsidiary is in violation of its constating documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, trust deed, mortgage, loan agreement, note, lease, licence or other agreement or instrument to which it is a party or by which it or its property or assets may be bound;

(o)
to the knowledge of the Company, no counterparty to any obligation, agreement, covenant or condition contained in any contract, indenture, trust deed, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party is in default in the performance or observance thereof, except where such violation or default in performance could not result in a Material Adverse Effect;

(p)
since December 31, 2019, neither the Company nor any Subsidiary has approved, or has entered into any agreement in respect of: (i) the purchase of any material property or assets or any interest therein or the sale, transfer or other disposition of any material property or assets or any interest therein currently owned, directly or indirectly, by the Company whether by asset sale, transfer of shares or otherwise; (ii) the change in control (by sale, transfer or other disposition of shares or sale, transfer, lease or other disposition of all or substantially all of the property and assets of the Company or any Subsidiary) of the Company; or (iii) a proposed or planned disposition of shares by any shareholder who owns, directly or indirectly, 10% or more of the outstanding shares of the Company;

(q)
the authorized capital of the Company consists of an unlimited number of Common Shares, of which as of the date hereof, [151,352,878] Common Shares were issued and outstanding as fully paid and non-assessable shares. As of the date hereof, other than as set out in Schedule "C", no Person has any agreement, option, right or privilege (whether pre-emptive, contractual or otherwise) capable of becoming an agreement for the purchase, acquisition, subscription for or issue of any unissued Common Shares or other securities of the Company;

(r)
all taxes (including income tax, capital tax, payroll taxes, employer health tax, workers' compensation payments, property taxes, custom and land transfer taxes), duties, royalties, levies, imposts, assessments, deductions, charges or withholdings and all liabilities with respect thereto including any penalty and interest payable with respect thereto (collectively, "Taxes") due and payable by the Company and each Subsidiary have been paid. All tax returns, declarations, remittances and filings required to be filed by the Company have been filed with all appropriate Governmental Authorities and all such returns, declarations, remittances and filings are complete and accurate and no material fact or facts have been omitted therefrom which would make any of them misleading. No examination of any tax return of the Company or any Subsidiary is currently in progress to the knowledge of the Company and there are no issues or disputes outstanding with any Governmental Authority respecting any taxes that have been paid, or may be payable, by the Company or any Subsidiary in any case;

(s)
no material labour dispute with current and former employees of the Company or any Subsidiary exists or is imminent and the Company has no knowledge of any existing, threatened or imminent labour disturbance by the employees of any of the principal suppliers, manufacturers or contractors of the Company or any Subsidiary;

(t)	there has not been and there is not currently any labour disruption or conflict which is adversely affecting the Company or the Subsidiaries or could have a Material Adverse Effect;
(u)
no officer, consultant, insider or other non-arm's length party to the Company or any Subsidiary (or any associate or affiliate thereof) has any right, title or interest in (or the right to acquire any right, title or interest in) any royalty interest, carried interest, participation interest or any other interest whatsoever which are based on revenue from or otherwise in respect of any assets of the Company or any Subsidiary;

(v)
the Company and each Subsidiary hold all material authorizations required under any applicable environmental laws in connection with the operation of its business and the ownership and use of its assets, and neither the Company nor any Subsidiary nor any of their assets is the subject of any investigation, evaluation, audit or review not in the ordinary and regular course by any Governmental Entity to determine whether any violation of environmental laws has occurred or is occurring, and neither the Company nor any Subsidiary is subject to any known environmental liabilities;

(w)
the Company and each Subsidiary has security measures and safeguards in place to protect Personally Identifiable Information it collects from patients, clients and customers, as applicable, and other parties from illegal or unauthorized access or use by its personnel or third parties or access or use by its personnel or third parties in a manner that violates the privacy rights of third parties. The Company and each Subsidiary has complied in all material respects with all applicable privacy and consumer protection laws and neither has collected, received, stored, disclosed, transferred, used, misused or permitted unauthorized access to any information protected by privacy laws, whether collected directly or from third parties, in an unlawful manner. The Company and each Subsidiary has taken all reasonable steps to protect Personally Identifiable Information against loss or theft and against unauthorized access, copying, use, modification, disclosure or other misuse;

(x)	the Company is eligible to file a short form prospectus in each of the Qualifying Jurisdictions under National Instrument 44-101 – Short Form Prospectus Distributions;
(y)
the forms and terms of the certificates representing the Common Shares have been approved and adopted by the board of directors of the Company and the form and terms of the certificates representing the Common Shares do not and will not conflict with any Applicable Laws or the rules of the CSE;

(z)
the forms and terms of the certificates representing each of the Special Warrants, the Warrants, the Compensation Options, the Advisory Options and the Agent's Warrants have been approved and adopted by the board of directors of the Company do not and will not conflict with any Applicable Laws;

(aa)
Olympia, at its principal offices in Vancouver, British Columbia, has been duly appointed as the registrar and transfer agent for the Common Shares, as the special warrant agent under the Special Warrant Indenture and as the warrant agent under the Warrant Indenture;

(bb)	the business and material property and assets of the Company and the Subsidiaries conform in all material respects to the descriptions thereof contained in the Disclosure Documents;
(cc)
all services provided to customers, in whole or in part, by the Company or any Subsidiary are provided in full compliance with and meet industry specific standards set by all applicable organizations which pertain to the business of the Company and each Subsidiary;

(dd)
all forward-looking information and statements of the Company contained in the Disclosure Documents, including any forecasts and estimates, expressions of opinion, intention and expectation have been based on assumptions that are reasonable in the circumstances;

(ee)
the statistical, industry and market related data included in the Disclosure Documents are derived from sources which the Company reasonably believes to be accurate, reasonable and reliable, and such data agrees with the sources from which it was derived;

(ff)
all information which has been prepared by the Company relating to the Company or any of the Subsidiaries and the business, property and liabilities thereof and provided or made available to the Agent, and all financial, marketing, sales and operational information provided to the Agent is, as of the date of such information, true and correct in all material respects, taken as whole, and no fact or facts have been omitted therefrom which would make such information misleading in any material respect;

(gg)
(i) the responses given by the Company and its directors and officers at all oral due diligence sessions conducted by the Agent in connection with the Offering, as they relate to matters of fact, have been and shall continue to be true and correct in all material respects as at the time such responses have been or are given, as the case may be, and such responses taken as a whole have not omitted any fact or information necessary to make any of the responses not misleading in any material respect in light of the circumstances in which such responses were given or shall be given, as the case may be; and (ii) where the responses reflect the opinion or view of the Company or its directors and officers (including responses or portions of such responses which are forward-looking or otherwise relate to projections, forecasts, or estimates of future performance or results (operating, financial or otherwise)), such opinions or views have been and will be honestly held and believed to be reasonable in the circumstances as at the date on which they are given;

(hh)
the Company has not completed any "significant acquisition" or "significant disposition", nor is it proposing any "probable acquisitions" (as such terms are used in NI 44-101), that would require the inclusion of any additional financial statements or pro forma financial statements in the Preliminary Prospectus or the Final Prospectus pursuant to Securities Laws;

(ii)
to the best of the Company's knowledge, no Person or group of Persons who are "joint actors" (within the meaning of Securities Laws) legally or beneficially owns, or has control or direction over, 10% or more of the outstanding voting securities of the Company;

(jj)	except for Douglas Chloupek, there is no Person or Persons who are "promoter(s)" (within the meaning of Securities Laws) of the Company;

(kk)
the Company and each Subsidiary owns or has all proprietary rights provided in law and at equity to all patents, trademarks, copyrights, industrial designs, software, trade secrets, know-how, concepts, information and other intellectual and industrial property (collectively, "Intellectual Property") necessary to permit the Company and each Subsidiary to conduct their respective business as currently conducted. Neither the Company nor any Subsidiary has received any notice nor is the Company aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interests of the Company or any Subsidiary therein and which infringement or conflict (if subject to an unfavourable decision, ruling or finding) or invalidity or inadequacy could not result in a Material Adverse Effect;

(ll)
there are no material restrictions on the ability of the Company or any Subsidiary to use and explore all rights in the Intellectual Property required in the ordinary course of the business of the Company and the Subsidiaries, as applicable. None of the rights of the Company and the Subsidiaries in the Intellectual Property will be impaired or affected in any way by the transactions contemplated by this Agreement;

(mm)
the Company and each Subsidiary has taken all reasonable steps to protect its Intellectual Property in those jurisdictions where the Company and the Subsidiaries carry on a sufficient business to justify such filings;

(nn)
any and all of the agreements and other documents and instruments pursuant to which the Company and each Subsidiary holds the property and assets thereof (including any interest in, or right to earn an interest in, any Intellectual Property) are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with the terms thereo; neither the Company nor any Subsidiary is in default of any material provisions of any such agreements, documents or instruments nor has any such default been alleged; such properties and assets are in good standing under the applicable statutes and regulations of the jurisdictions in which they are situated; and all material leases, licences and other agreements pursuant to which the Company and each Subsidiary derives their interests in such property and assets are in good standing and there has been no material default under any such lease, licence or agreement. None of the properties (or any interest in, or right to earn an interest in, any property) of the Company or any Subsidiary is subject to any right of first refusal or purchase or acquisition right;

(oo)
none of the directors, executive officers or shareholders who beneficially own, directly or indirectly, or exercise control or direction over, more than 10% of any class or series of the voting securities of the Company or any known associate or affiliate of any such Person, had or has any material interest, direct or indirect, in any transaction or any proposed transaction (including, without limitation, any loan made to or by any such Person) with the Company which, as the case may be, materially affects, is material to or will materially affect the Company and the Subsidiaries on a consolidated basis;

(pp)	the Company is not party to any agreement, nor is the Company aware of any agreement, which in any manner affects the voting control of any securities of the Company or any Subsidiary;
(qq)
neither the Company nor any Subsidiary is a party to, bound by or, to the knowledge of the Company, affected by any commitment, agreement or document containing any covenant which expressly and materially limits the freedom of the Company or any Subsidiary to compete in any line of business, transfer or move any of its respective assets or operations or which could result in a Material Adverse Effect;

(rr)
other than liabilities incurred in the ordinary course of the Company's business, there are no material liabilities of the Company, whether direct, indirect, absolute, contingent or otherwise which are not disclosed in the Financial Statements, except for liabilities incurred in the ordinary course of business since September 30, 2020, and which liabilities would not, individually or in the aggregate, have a Material Adverse Effect;

(ss)	the Company has not made any loans to or guaranteed the obligations of any Person;
(tt)
the Company is in compliance with all laws respecting employment and employment practices, terms and conditions of employment, pay equity and wages, except where non-compliance with such laws could not result in a Material Adverse Effect;

(uu)
the Company is not aware of any legislation, regulation or other lawful requirement of any Governmental Authority having lawful jurisdiction over the Company or any Subsidiary presently in force or, to the Company's knowledge, proposed to be brought into force, or any pending or contemplated change to any licensing or legislation, regulation, by-law or other lawful requirement of any Governmental Authority having lawful jurisdiction over the Company or any Subsidiary presently in force, that the Company reasonably expects the Company or any Subsidiary will be unable to comply with or which could not result in a Material Adverse Effect;

(vv)
all information which has been prepared by the Company relating to the Company and its business, properties and liabilities and made available to the Agent and its counsel was, as of the date of such information and is as of the date hereof, true and correct in all material respects, taken as a whole, and no fact or facts have been omitted therefrom which would make such information materially misleading;

(ww)
the Company has not withheld from the Agent and its counsel prior to the date hereof and will not withhold from the Agent and its counsel until the completion of the distribution of the Qualified Securities, any material fact relating to the Company or any Subsidiary;

(xx)
the minute books and corporate records of the Company and the Subsidiaries for the period from incorporation to the date hereof made available to the Agent and its counsel contain copies of all proceedings (or certified copies thereof or drafts thereof pending approval) of the shareholders and the directors (or any committee thereof) thereof and there have been no other meetings, resolutions or proceedings of the shareholders or directors of the Company and the Subsidiaries to the date hereof not reflected in such corporate records;

(yy)
all necessary corporate action has been taken by the Company to authorize the valid creation, issuance and delivery, as applicable, by the Company of the Offering Securities issuable to holders in Canada via a non-certificated inventory deposit with CDS;

(zz)
upon payment of the requisite consideration therefor the Special Warrants will be validly created and issued; upon exercise or deemed exercise of the Special Warrants, the Units will be validly created and issued, consisting of the Unit Shares validly issued as fully paid and non-assessable Common Shares and the Warrants validly created, issued and delivered; and upon due exercise of the Warrants, the Warrant Shares will be validly issued as fully paid and non-assessable shares in the capital of the Company;

(aaa)
upon Closing, the Compensation Options and the Advisory Options will be validly created, issued and delivered; upon due exercise of the Compensation Options and the Advisory Options, the Agent's Shares will be validly issued as fully paid and non-assessable Common Shares and the Agent's Warrants will be validly created, issued and delivered; and, upon due exercise of the Agent's Warrants, the Agent's Warrant Shares will be validly issued as fully paid and non-assessable Common Shares;

(bbb)
none of (i) the creation, offering, issuance, sale, delivery, allotment and reservation, as applicable, of the Offering Securities; (ii) the execution and delivery of this Agreement or any Ancillary Document; (iii) the compliance by the Company with the provisions of this Agreement or any Ancillary Document; or (iv) the consummation of the transactions contemplated herein or therein will (A) require the consent, approval, or authorization, order or agreement of, or registration or qualification with, any Governmental Authority, court, stock exchange, securities regulatory authority, any class or classes of the securityholders of the Company or other Person, except (x) such as have already been obtained or (y) such as may be required under Securities Laws in the Qualifying Jurisdictions and will be obtained in compliance with the requirements of Securities Laws, which includes the filing of the Preliminary Prospectus, the Final Prospectus and any Supplementary Material, as applicable, all in accordance with Securities Laws, and the Company obtaining the receipt for the Final Prospectus; or (B) conflict with or result in any breach or violation of any provisions of, or constitute a default under (whether after notice or lapse of time or both), any indenture, mortgage, deed of trust, lease or other material agreement or instrument to which the Company or any Subsidiary of the Company is a party or by which any of them or any assets thereof are bound, or the articles, by-laws or any other constating document of the Company or any Subsidiary of the Company or any resolution passed by the directors (or any committee thereof) or shareholders of the Company or any Subsidiary, or any statute or any judgment, decree, order, rule, policy or regulation of any court, Governmental Authority, arbitrator, stock exchange or securities regulatory authority applicable to the Company or any Subsidiary or any assets thereof, which could have a Material Adverse Effect;

(ccc)
this Agreement and each Ancillary Document has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with the terms hereof or thereof, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law;

(ddd)
the Company has filed with all applicable regulatory authorities all documents required under Securities Laws. Each Disclosure Document complied in all material respects with Securities Laws at the time they were filed. There is no fact known to the Company which the Company has not disclosed to, or which the Company has withheld from, the Agent and which has or could have a Material Adverse Effect or which materially adversely affects or which may reasonably be expected to materially adversely affect the ability of the Company to perform its obligations under this Agreement or any Ancillary Document;

(eee)
there has not occurred any material change in the assets, liabilities, capital, affairs, prospects, business, operations or condition of the Company and the Subsidiaries, taken as a whole, which has not been generally publicly disclosed in a Disclosure Document;

(fff)
the Company's "documents" or "core documents" (as such terms are defined in Section 140.1 of the of the Securities Act (British Columbia)) do not contain a misrepresentation and there is no material fact or material change related to the Company that has not been generally disclosed;

(ggg)
no order preventing, ceasing or suspending trading in any securities of the Company or prohibiting the issue and sale of securities by the Company has been issued and no proceedings for any of such purposes have been instituted or, to the knowledge of the Company, are pending, contemplated or threatened;

(hhh)
the Financial Statements and the notes thereto present fairly, in all material respects, the financial position of the Company and the Subsidiaries on a consolidated basis as at the dates thereof and the results of operations and changes to shareholder equity and cash flows then ended, do not contain a misrepresentation and have been prepared in conformity with IFRS applied on a consistent basis throughout the periods involved, and there has been no material change in accounting policies or practices of the Company since December 31, 2019;

(iii)	since December 31, 2019, none of the Company or any Subsidiary has:
(i)	paid or declared any dividend or incurred any material capital expenditure or made any commitment therefor;

(ii)	incurred any obligation or liability, direct or indirect, contingent or otherwise, except in the ordinary course of business and which is not, and which in the aggregate are not, material; or
(iii)	entered into any material transaction;
(jjj)
other than the Agent, there is no Person acting or purporting to act at the request of the Company, who is entitled to any brokerage underwriting, finders', advisory or agency fee in connection with the Offering;

(kkk)
the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in Canada and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences;

(lll)
the Company is a reporting issuer in the Provinces of British Columbia and Ontario and is not in default of any of its obligations under the Securities Laws of such Provinces. The Company is not required to file reports with the SEC pursuant to Section 13(a) or Section 15(d) of the U.S. Exchange Act;

(mmm)	the Common Shares are listed on the CSE and the Company is in material compliance with all rules, regulations and policies of the CSE;
(nnn)
neither the Company nor any Subsidiary nor, to the best knowledge of the Company, any director, officer, agent, employee or other Person associated with or acting on behalf of the Company or any Subsidiary, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Corruption of Foreign Officials Act (Canada) or the Foreign Corrupt Practices Act (United States), or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(ooo)
the operations of the Company and the Subsidiaries are and have been conducted, at all times, in compliance with all applicable financial recordkeeping and reporting requirements of applicable anti-money laundering statutes of the jurisdictions in which the Company and the Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Anti-Money Laundering Laws"), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened;

(ppp)
the Company or, to the best knowledge of the Company, any director, officer, agent, employee, affiliate or Person acting on behalf of the Company has not been or is not currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department and the Company will not directly or indirectly use any proceeds of the distribution of the Special Warrants or lend, contribute or otherwise make available such proceeds to the Company or to any affiliated entity, joint venture partner or other Person or entity, to finance any investments in, or make any payments to, any country or Person targeted by any sanctions of the United States; and

(qqq)
the Company maintains insurance against loss of, or damage to, its assets by all insurable risks on a replacement cost basis in accordance with industry standards, and all of the policies in respect of such insurance coverage are in good standing in all respects and not in default except in each case as could not have a Material Adverse Effect.

8.	Closing.
The purchase and sale of the Special Warrants will be completed at the Closing Time at the offices of MLT Aikins LLP in Vancouver, British Columbia, or at such other place as the Company and the Agent may agree upon. At or prior to the Closing Time, the Company will, subject to the provisions of Section 10, duly and validly deliver to the Agent, or arrange for the delivery thereto of the Special Warrants by way of electronic deposit registered in the name of CDS or such other name or names as the Agent may direct in writing, against payment at the direction of the Company, in lawful money of Canada, by wire transfer of an amount equal to the aggregate subscription price for the number of Special Warrants being issued and sold hereunder less the Closing Fees and all of expenses of the Agent payable by the Company to the Agent in accordance with Section 9.
9.	Fees and Expenses of the Company.
The Company will pay all expenses and fees in connection with the Offering, including, without limitation: (a) all expenses of or incidental to the creation, offering, issuance, sale, delivery, allotment and reservation, as applicable, of the Offering Securities; (b) all costs incurred in connection with the preparation of documentation relating to the Offering, including the qualification and distribution pursuant to the Final Prospectus of the Qualified Securities; (c) the fees and expenses of counsel and auditors to the Company, and the Company's registrar and transfer agent and Olympia; (d) all applicable filing, regulatory and CSE fees; and (e) all reasonable fees and expenses incurred by the Agent, including the reasonable fees and disbursements of the Agent's Canadian and U.S. legal counsel, provided that the Agent agrees to seek written consent from the Company for legal fees (excluding taxes and disbursements) in excess of $25,000, which consent shall not be unreasonably withheld, and provided further that the Agent agrees to seek written consent from the Company for cumulative disbursements and expenses (other than legal fees and the taxes and disbursements thereon) exceeding $10,000, which consent shall not be unreasonably withheld. The Company agrees that it will be solely responsible for all fees invoiced by Agent's Canadian and U.S. legal counsel (inclusive of taxes and disbursements), which fees, taxes and disbursements shall be payable whether or not the Offering is completed, subject to the consent requirements set out above. All fees and expenses incurred by the Agent or on its behalf will be payable by the Company immediately upon receiving an invoice therefor from the Agent and will be payable whether or not the Offering is completed.
10.	Closing Conditions.
In addition to the deliveries contemplated by Section 8, the Agent's obligation to close the sale of Special Warrants sold under the Offering, at the Closing Time will be conditional upon the fulfilment at or before the Closing Time of the following conditions:
(a)
the Agent will have received at the Closing Time a certificate dated the Closing Date, signed by appropriate officers of the Company addressed to the Agent and counsel to the Agent, with respect to the constating documents of the Company, all resolutions of the Company's board of directors relating to this Agreement, the Ancillary Documents, the creation, offering, issuance, sale, delivery, allotment and reservation, as applicable, of the Offering Securities and the consummation of the respective transactions contemplated herein and therein, and the incumbency and specimen signatures of signing officers and such other matters as the Agent may reasonably request;

(b)	the Subscription Agreements will have been accepted, executed and delivered by the Company;
(c)	the Special Warrant Indenture will have been executed and delivered by the Company and Olympia in form and substance satisfactory to the Agent and its counsel, acting reasonably;

(d)	the Warrant Indenture will have been executed and delivered by the Company and Olympia in form and substance satisfactory to the Agent and its counsel, acting reasonably;
(e)	the Agent will have received at the Closing Time certificates representing the Compensation Options and the Advisory Options registered in accordance with its instructions;
(f)
the Agent will have received favourable legal opinions addressed to the Purchasers and the Agent, in form and substance satisfactory to the Agent and its legal counsel, dated the Closing Date from McMillan LLP, counsel for the Company, as to the laws of Canada and of the Qualifying Jurisdictions in which Purchasers are resident at the Closing Time; provided, however, that they may rely on opinions of local counsel of recognized standing in such jurisdictions where they are not qualified to practice law, which counsel may rely, as to factual matters only, on certificates of the Company's auditors, the Company's registrar and transfer agent, public and stock exchange officials and officers of the Company, which opinion will address the following matters:

(i)	the incorporation and good standing of the Company;
(ii)	the Company having all necessary corporate power and capacity to carry on business as presently carried on and to own its properties and assets;
(iii)	the Company being a reporting issuer not in default in the Provinces of British Columbia and Ontario;
(iv)	the authorized share capital of the Company and the number of issued and outstanding Common Shares and any other shares immediately prior to the Closing Time;
(v)
the Company having all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Ancillary Documents, to create, offer, issue, sell, deliver, allot and reserve, as applicable, the Offering Securities;

(vi)
the execution and delivery of this Agreement and the Ancillary Documents (which are to be executed and delivered on the Closing Date) and the fulfilment of the terms thereof by the Company and the creation, offering, issuance, sale, delivery, allotment and reservation, as applicable, of the Offering Securities not resulting in a breach of or default under, and not creating a state of facts which, after notice or lapse of time or both, will result in a breach of or default under, and not conflicting with the notice of articles and articles of the Company, any applicable British Columbia law and federal law applicable therein;

(vii)	the form of certificate representing the Compensation Options, the Advisory Options and the Agent's Warrants having each been duly approved by the board of directors of the Company;
(viii)
all necessary corporate action having been taken by the Company to authorize the creation, offering, issuance, sale, delivery, allotment and reservation, as applicable, of the Offering Securities; the execution and delivery of this Agreement and the Ancillary Documents and the performance of its obligations hereunder and thereunder; and this Agreement and the Ancillary Documents (which are being executed and delivered on the Closing Date) having been duly executed and delivered by the Company and constituting legal, valid and binding obligations of the Company enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting the rights of creditors generally and subject to such other standard assumptions and qualifications including the qualifications that equitable remedies may be granted in the discretion of a court of competent jurisdiction and that enforcement of rights to indemnity, contribution and waiver of contribution set out in this Agreement and the Ancillary Documents may be limited by applicable law;

(ix)
the Unit Shares and Warrants comprising the Units have been duly and validly created authorized, allotted and reserved for issuance, as applicable, and, upon the issue thereof upon the exercise or deemed exercise of the Special Warrants in accordance with the terms of the Special Warrant Indenture, will be validly issued and outstanding, in the case of the Unit Shares, as fully paid and non-assessable Common Shares in the capital of the Company;

(x)
the Warrant Shares having been duly reserved for issuance upon exercise of the Warrants; the Warrant Shares being, upon issuance in accordance with the terms of the Warrant Indenture, including payment of the exercise price in respect thereof, validly issued as fully paid and non-assessable Common Shares;

(xi)	the Compensation Options and the Advisory Options having been validly created and issued;
(xii)
the Agent's Shares and Agent's Warrants comprising the Agent's Units having been duly validly created authorized, allotted and reserved for issuance, as applicable, and upon exercise of the Compensation Options and the Advisory Options, in accordance with the terms of the certificates representing the Compensation Options and the Advisory Options will be validly issued and outstanding, in the case of the Agent's Shares, as fully paid and non-assessable Common Shares in the capital of the Company;

(xiii)
the Agent's Warrant Shares having been duly reserved for issuance upon exercise of the Agent's Warrants, in accordance with the terms of the certificate representing the Agent's Warrants, will be validly issued and outstanding as fully paid and non-assessable Common Shares in the capital of the Company;

(xiv)	Olympia having been duly appointed as special warrant agent and warrant agent under the Special Warrant Indenture and the Warrant Indenture, respectively;
(xv)	Olympia being the duly appointed registrar and transfer agent for the Common Shares;
(xvi)
the offering, sale, issuance and delivery of the Special Warrants by the Company to Purchasers in the Qualifying Jurisdictions in accordance with the respective Subscription Agreements having been effected in such a manner as to be exempt from the prospectus requirements of Securities Laws in the Qualifying Jurisdictions and no documents being required to be filed, proceedings taken or approvals, permits, consents, orders or authorizations of any regulatory authority in the Qualifying Jurisdictions obtained under Securities Laws to permit such offering, sale, issuance and delivery; it being noted that the Company must file, within prescribed time periods, a Form 45-106F1 – Report of Exempt Distribution with the Securities Commissions, together with prescribed fees and fee checklist(s), as applicable, within ten days after the Closing Date;

(xvii)
the issuance of the Unit Shares and Warrants, prior to the issuance of a receipt for the Final Prospectus, in accordance with the terms and conditions of the Special Warrant Indenture to Purchasers in the Qualifying Jurisdictions being exempt from the prospectus requirements of Securities Laws in the Qualifying Jurisdictions and no filing, proceeding, approval, permit, consent or authorization being required to be made, taken or obtained under Securities Laws in the Qualifying Jurisdictions to permit the issuance of the Unit Shares and Warrants to Purchasers in the Qualifying Jurisdictions upon the due conversion of the Special Warrants in accordance with the terms of the Special Warrant Indenture;

(xviii)
the issuance of the Warrant Shares, prior to the issuance of a receipt for the Final Prospectus, in accordance with the terms and conditions of the Warrant Indenture to Purchasers in the Qualifying Jurisdictions being exempt from the prospectus requirements of the Securities Laws in the Qualifying Jurisdictions and no filing, proceeding, approval, permit, consent or authorization being required to be made, taken or obtained under Securities Laws in the Qualifying Jurisdictions to permit the issuance of the Warrant Shares to Purchasers in the Qualifying Jurisdictions upon the due exercise of the Warrants in accordance with the terms of the Warrant Indenture, including payment of the exercise price thereof;

(xix)
the issuance of the Compensation Options and Advisory Options to the Agent and any Selling Firm in the applicable Qualifying Jurisdictions being exempt from the prospectus requirements of Securities Laws in the applicable Qualifying Jurisdictions and no documents being required to be filed, proceedings taken or approvals, permits, consents, orders or authorizations of any regulatory authority in the applicable Qualifying Jurisdictions under Securities Laws to permit such issuance; it being noted that the Company must file, within prescribed time periods, a Form 45-106F1 – Report of Exempt Distribution with the BCSC, together with the prescribed fees and fee checklist, within ten days after the Closing Date;

(xx)
the issuance of the Agent's Shares and Agent's Warrants, prior to the issuance of a receipt for the Final Prospectus, in the applicable Qualifying Jurisdictions, in accordance with the terms and conditions of the certificates representing the Compensation Options and Advisory Options, as applicable, being exempt from the prospectus requirements of Securities Laws in the applicable Qualifying Jurisdictions and no documents being required to be filed, proceedings taken or approvals, permits, consents, orders or authorizations of any regulatory authority in the applicable Qualifying Jurisdictions under Securities Laws to permit the issuance of the Agent's Shares and Agent's Warrants upon the due exercise of the Compensation Options or Advisory Options, as applicable, in accordance with the terms of the certificates representing the Compensation Options or Advisory Options, as applicable, including payment of the exercise price thereof;

(xxi)
the issuance of the Agent's Warrant Shares, prior to the issuance of a receipt for the Final Prospectus, in the applicable Qualifying Jurisdictions in accordance with the terms and conditions of the certificate representing the Agent's Warrants being exempt from the prospectus requirements of Securities Laws in the applicable Qualifying Jurisdictions and no documents being required to be filed, proceedings taken or approvals, permits, consents, orders or authorizations of any regulatory authority in applicable Qualifying Jurisdictions under Securities Laws to permit the issuance of the Agent's Warrant Shares upon the due exercise of the Agent's Warrants in accordance with the terms of the certificate representing the Agent's Warrants, including payment of the exercise price thereof;

(xxii)
prior to the issuance of a receipt for the Final Prospectus, the first trade of each of the Offering Securities, other than a trade that is exempt under Securities Laws in the Qualifying Jurisdictions, being a distribution and being subject to the prospectus requirements of Securities Laws in the Qualifying Jurisdictions, unless the following applies:

(A)
at the time of such trade, the Company is and has been a "reporting issuer" (as defined under Securities Laws) in a jurisdiction of Canada for the four months immediately preceding the "trade" (within the meaning of Securities Laws);

(B)
at least four months have elapsed from the "distribution date" (as defined in National Instrument 45-102 - Resale of Securities ("NI 45-102")) of the Special Warrants, the Compensation Options and the Advisory Options, as applicable;

(C)
the certificates representing the Offering Securities, as applicable, and any certificate(s) issued in replacement thereof, are endorsed with the legend required by item 3(i) of Section 2.5(2) of NI 45-102;

(D)
if the Offering Securities, as applicable, are entered into a direct registration or other electronic book-entry system, or if the holder did not directly receive a certificate representing the Offering Securities, as applicable, the holder received written notice containing the applicable legend restriction notation set out in Section 2.5(2)(3)(i) of NI 45-102;

(E)	the trade is not a "control distribution" (as defined in NI 45-102);
(F)	no unusual effort is made to prepare the market or to create a demand for the security that is the subject of the trade;
(G)	no extraordinary commission or consideration is paid to a Person or Company in respect of the trade; and
(H)
if the selling security holder is an "insider" (within the meaning of Securities Laws) or officer of the Company, the selling security holder has no reasonable grounds to believe that the Company is in default of securities legislation (as defined in National Instrument 14-101 – Definitions).

(xxiii)	the Common Shares are listed on the CSE; and
(xxiv)
the Special Warrants are "qualified investments" under the Income Tax Act (Canada) for a trust governed by a registered retirement savings plan, a registered retirement income fund, a registered education savings plan, a registered disability savings plan, or a tax-free savings account, subject to customary assumptions and qualifications; and

(xxv)	to such other matters as may reasonably be requested by the Agent prior to the Closing Time,
(g)
the Agent will have received favourable legal opinions addressed to the Purchasers and the Agent, in form and substance satisfactory to the Agent and its legal counsel, dated the Closing Date from counsel to the Company as to the following matters with respect to each Subsidiary:

(i)	the incorporation and good standing of each Subsidiary;
(ii)	each of the Subsidiaries having all requisite corporate power under the laws of its jurisdiction of incorporation to carry on business as presently carried on and to own its assets and properties.
(iii)	the authorized share capital of each Subsidiary and any issued and outstanding convertible securities of each Subsidiary;
(iv)	the holder(s) of the issued and outstanding securities of each Subsidiary; and
(v)	and such other legal matters reasonably requested by the Agent;
(h)
the Agent will have received favourable legal opinions addressed to the Purchasers and the Agent, in form and substance satisfactory to the Agent and its legal counsel, dated the Closing Date from United States regulatory counsel to the Company, to the effect that: (i) the Company or one of its Subsidiaries has the applicable cannabis licenses it is required to have from each such state in order for the Company or such Subsidiary to transact its cannabis business in such state; and (ii) each holder of such licenses has the licenses it is required to have from each such governmental authority in order for such holder to engage in its activities involving those aspects of the cannabis industry in which it is involved;

(i)
if any Special Warrants are being sold to Purchasers in the United States, the Agent shall have received at the Closing Time an opinion addressed to the Agent, in form and substance satisfactory to counsel to the Agent, acting reasonably, dated as of the Closing Date, from McMillan LLP, U.S. legal counsel to the Company, to the effect that registration under the U.S. Securities Act is not required in connection with the offer and sale of the Special Warrants in the United States;

(j)
the Agent will have received: (i) a certificate of status (or equivalent document) in respect of the Company and each Subsidiary; (ii) satisfactory evidence that the Company is not in default under Securities Laws in British Columbia and Ontario; and (iii) a certificate from the Company's registrar and transfer agent dated the Closing Date as to the number of Common Shares issued and outstanding as at the Business Day prior to the Closing Date;

(k)	the Agent shall, in its sole discretion, acting reasonably, be satisfied with its due diligence review with respect to the business, assets, financial condition, affairs and prospects of the Company;
(l)	the Company will have fulfilled to the satisfaction of the Agent all covenants set forth in Section 4 that are required to be satisfied by it on or prior to the Closing Time; and
(m)	the Agent will not have terminated its obligations under this Agreement pursuant to Section 11.
11.	Rights of Termination.
11.1  Right of Termination
The Agent is entitled, at its option, to terminate and cancel, without liability, its obligations under this Agreement by providing written notice to the Company at any time prior to the Closing Time in each of the following circumstances:
(a)
any order, action or proceeding which cease trades, suspends or otherwise operates to prevent, prohibit or restrict the distribution or trading of the Common Shares or any other securities of the Company is made or proceedings are announced, commenced or threatened for the making of any such order, action or proceeding by a securities regulatory authority;

(b)
there should occur any material change, change of a material fact, occurrence, event, fact or circumstance or any development or a new material fact shall arise which has or would be expected to have, in the sole opinion of the Agent, acting reasonably and in good faith, a material adverse effect on the business, operations, affairs or financial condition of the Company or the Subsidiaries, taken as a whole, or on the market price, value or marketability of the Special Warrants or the Units;

(c)
any inquiry, action, suit, investigation or other proceeding, whether formal or informal (including matters of regulatory transgression or unlawful conduct), is commenced, announced or threatened or any order made by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or any securities regulatory authority or any law or regulation is enacted or changed which would cease trading in the Common Shares or, in the opinion of the Agent, acting reasonably and in good faith, operates to prevent or restrict materially the trading or distribution of the Special Warrants or materially adversely affects or will materially adversely affect the market price, value or marketability of the Special Warrants or the Units;

(d)
there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence (including any natural catastrophe) or any outbreak or escalation of national or international hostilities or any crisis or calamity or act of terrorism or similar event or any governmental action, change of applicable law or regulation (or the interpretation or administration thereof), inquiry or other occurrence of any nature whatsoever, including by a result of the novel coronavirus (COVID-19) pandemic only to the extent that there are material adverse impacts related thereto after January 25, 2021, which, in each case, in the opinion of the Agent, seriously adversely affects, or involves, or might reasonably be expected to seriously adversely affect, or involve, the financial markets in Canada or the United States or the business, operations or affairs of the Company and the Subsidiaries, taken as a whole;

(e)
the Company is in breach of any material term, condition or covenant of this letter or this Agreement or any representation or warranty given by the Company in this Agreement becomes or is false in any material respect and cannot be cured;

(f)
the Agent shall become aware, as a result of its due diligence review or otherwise, of any adverse material change with respect to the Company, in the sole opinion of the Agent, which had not been publicly disclosed or disclosed to the Agent prior to the date hereof and which would have a material adverse effect or the market price or value of the Special Warrants or the Units; or

(g)
the Agent determines, acting reasonably, that the state of the financial markets, whether national or international, is such that the Special Warrants or the Units underlying the Special Warrants cannot be profitably marketed.

11.2  Survival and Notice
(a)
The rights of termination contained in Section 11 may be exercised by the Agent and are in addition to any other rights or remedies the Agent may have in respect of any default, act or failure to act or non-compliance by the Company in respect of any matters contemplated by this Agreement or otherwise. In the event of any such termination, there will be no further liability on the part of the Agent to the Company or on the part of the Company to the Agent except in respect of any liability or obligation which may have arisen or arises after such termination under Sections 1, 2.4, 9, 12 or 13, which Sections will survive the termination of this Agreement.

(b)
The Agent will use commercially reasonable efforts to give the notice to the Company as contemplated by Section 11 of the occurrence of any events or circumstances referred to therein, provided that neither the giving nor the failure to give such notice will in any way affect the Agent's entitlement to exercise its rights contained in Section 11 at any time through to the Closing Time.

12.	Survival of Representations and Warranties.
The representations, warranties, covenants and indemnities of the Company and the Agent contained in this Agreement will survive the Closing.
13.	Indemnity.
(a)
The Company (the "Company") hereby agrees to indemnify and hold Agent and any of its affiliates and their respective directors, officers, employees and shareholders (hereinafter referred to as the "Personnel") harmless from and against any and all expenses, losses (other than loss of profits), claims, actions, damages or liabilities, whether joint or several (including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings or claims), and the reasonable fees and expenses of their counsel that may be incurred in advising with respect to and/or defending any claim that may be made against the Agent, to which the Agent and/or the Personnel may become subject or otherwise involved in any capacity under any statute or common law or otherwise insofar as such expenses, losses, claims, damages, liabilities or actions arise out of or are based, directly or indirectly, upon the performance of professional services rendered to the Company by the Agent and the Personnel hereunder or otherwise in connection with the matters referred to in this Agreement, provided, however, that this indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgement that has become non-appealable shall determine that:

(i)	the Agent or the Personnel have been grossly negligent or dishonest or have committed any fraudulent act or willful misconduct in the course of such performance, or have breached applicable laws; and
(ii)
the expenses, losses, claims, damages or liabilities, as to which indemnification is claimed, were directly caused by the gross negligence, dishonesty, fraud, willful misconduct or breach referred to in Section 13(a)(i).

(b)
If for any reason (other than the occurrence of any of the events itemized in Sections 13(a)(i) and (ii)), the foregoing indemnification is unavailable to the Agent or insufficient to hold them harmless, then the Company shall contribute to the amount paid or payable by the Agent as a result of such expense, loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Agent on the other hand but also the relative fault of the Company and the Agent, as well as any relevant equitable considerations; provided that the Company shall, in any event, contribute to the amount paid or payable by the Agent as a result of such expense, loss, claim, damage or liability, any excess of such amount over the amount of the fees received by the Agent hereunder pursuant to this Agreement.

(c)
The Company agrees that in case any legal proceeding shall be brought against the Company and/or the Agent by any governmental commission or regulatory authority or any stock exchange or other entity having regulatory authority, either domestic or foreign, shall investigate the Company and/or the Agent and any Personnel of the Agent shall be required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding, in connection with, or by reason of the performance of professional services rendered to the Company by the Agent, the Agent shall have the right to employ their own counsel in connection therewith, and the reasonable fees and expenses of such counsel as well as the reasonable costs (including an amount to reimburse the Agent for time spent by the Personnel in connection therewith) and out-of-pocket expenses incurred by its Personnel in connection therewith shall be paid by the Company as they occur unless caused pursuant to Sections 13(a)(i) or (ii).

(d)
Promptly after receipt of notice of the commencement of any legal proceeding against the Agent or any of its Personnel or after receipt of notice of the commencement of any investigation, which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Company, the Agent will notify the Company in writing of the commencement thereof and, throughout the course thereof, will provide copies of all relevant documentation to the Company, will keep the Company advised of the progress thereof and will discuss with the Company all significant actions proposed.

(e)
No admission of liability shall be made and the Company shall not be liable for any settlement of any action, suit, proceeding, claim or investigation made without its consent, such consent not to be unreasonably withheld.

(f)
The indemnity and contribution obligations of the Company shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to the Personnel of the Agent and shall be binding upon and ensure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Agent and any of the Personnel of the Agent. The foregoing provisions shall survive the completion of professional services rendered under this Agreement or any termination of this Agreement

14.	Right of First Refusal
Upon and contingent upon closing of the Offering until a period of one year from the Closing Date, the Agent shall have the exclusive right and opportunity to act as lead agent and sole book runner for any equity or quasi-equity financing of the Company, the provision of a formal valuation or fairness opinion, or any financial advisory assistance, whether in respect of any acquisition, divestiture or business combination proposal, or otherwise. If the Company is intending to proceed with any such matter or has received a proposal for any such matter, the Company shall provide to the Agent written notice of the proposed terms thereof (including any commission or fees payable to any agents) and the Agent shall have an opportunity to respond, within five business days following receipt of the notice, to the Company that they wish to act on the terms and conditions contained therein. If the Agent declines, in writing, the Company may proceed with such matter through another agent, advisor or underwriter, provided the arrangements with such agent, advisor or underwriter are no less favourable to the Company and are entered into within 30 days thereafter. The right of first refusal provided by this Section 14 shall not terminate in the event that the Agent declines to act in respect of any matter.
15.	Notices.
(a)	Any notice or other communication required or permitted to be given under this Agreement (a "notice") will be in writing and will be delivered to:
(i)	If to the Company:
Juva Life Inc.
Suite 1400, 885 West Georgia Street
Vancouver, British Columbia V6C 3E8
Attention: Mathew Lee, Chief Financial Officer
Email: mat@juvalife.com
and, in respect of any notice given to the Company, with a copy (which will not constitute notice) to:
McMillan LLP
Suite 1500, 1055 West Georgia Street
Vancouver, British Columbia V6E 4N7
Attention: Barbara Collins
Email: barbara.collins@mcmillan.ca
(ii)	If to the Agent:
Mackie Research Capital Corporation
Suite 1920, 1075 West Georgia Street
Vancouver, British Columbia V6E 3C9
Attention: Jovan Stupar
Email: jstupar@mackieresearch.com
and, in respect of any notice given to the Agent, with a copy (which will not constitute notice) to:
MLT Aikins LLP
Suite 2600, 1066 West Hastings Street
Vancouver, British Columbia V6E 3X1
Attention: Kevin Sorochan
email: ksorochan@mltaikins.com
or to such other address as any parties may designate by notice given to the others.

(b)
Each notice will be personally delivered to the addressee or sent by email transmission to the addressee and: (a) a notice which is personally delivered will, if delivered on a Business Day, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is delivered; and (b) a notice which is sent by email transmission will be deemed to be given and received on the first Business Day following the day on which it is confirmed to have been sent.

16.	Confidential Information.
(a)
For the purposes of this Agreement, "Confidential Information" includes financial, operating, technical, and other information and materials concerning the Company, its properties and its direct and indirect subsidiaries, which is furnished to the Agent, or to any of its directors, officers, and employees or to the Agent's accounting and legal advisors by the Company or any director, officer, employee, financial or accounting advisor, legal advisor, representative or other agent of the Company.

(b)
The term "Confidential Information" does not include information which: (i) becomes generally available to the public other than as a result of a disclosure by the Agent not permitted hereunder; (ii) was available to the Agent on a non-confidential basis prior to its disclosure to the Agent by the Company; (iii) becomes available to the Agent on a non-confidential basis from a source other than the Company, provided that such source is not, to the knowledge of the Agent, bound by a confidentiality agreement with, or other confidentiality obligation to the Company; or (iv) is independently developed by the Agent without reference to any Confidential Information.

(c)
The Agent undertakes to keep confidential all Confidential Information received from the Company and shall not disclose such Confidential Information without the prior written approval of the Company except as may be required by law or in connection with legal or regulatory proceedings. If the Agent is requested to disclose Confidential Information as a legal requirement or as part of a legal or regulatory process, the Agent shall provide the Company with prompt notice of such request so that the Company can take whatever action it wishes to take in relation to the request. The Agent undertakes not to use any Confidential Information received from the Company for any other purpose, except as contemplated in this Agreement.

(d)	The obligations of the Agent in this Section 16 shall terminate 12 months following the Closing Date or the termination of this Agreement, whichever is earlier.
(e)
The Company shall keep confidential all advice and opinions provided by the Agent, except as provided herein or as required to be disclosed by applicable law or in connection with legal or regulatory proceedings. If the Company is requested to disclose any such advice or opinions as a legal requirement or as part of a legal or regulatory process, the Company shall provide the Agent with prompt written notice of such request so that the Agent can take whatever action it wishes to take in relation to the request.

17.	Use of Agent's Advice.
None of (a) the name of the Agent, (b) the written or verbal advice, opinions or conclusions of the Agent, including, but not limited to, any background or supporting materials or analysis, or (c) any communication, fee or other arrangements with the Agent in connection with the services performed by the Agent pursuant to this Agreement, will be publicly disclosed, reproduced or referred to or provided to any third party by the Company, without the prior written consent of the Agent in each specific instance, such consent not to be unreasonably withheld. The Agent expressly disclaims any liability or responsibility by reason of any unauthorized use, publication, distribution of or reference to any written or verbal advice or opinions or materials provided by the Agent or any unauthorized reference to the Agent or this engagement. This Agreement and the terms thereof are confidential and may not be publicly disclosed, referred to or provided to any third party by the Company without the prior written consent of the Agent in each specific instance or unless required by applicable law in which case the Company shall provide the Agent with prior written notice so that the Agent may seek a protective order, injunction or other appropriate remedy.

18.	Publicity.
(a)
Neither the Company nor the Agent, shall make any public announcement in connection with the Offering, except if the other party has consented to such announcement or the announcement is required by applicable laws. In such event, the party proposing to make the announcement will provide the other party with a reasonable opportunity, in the circumstances, to review a draft of the proposed announcement and to provide comments thereon.  In addition, during the period commencing on the date hereof and until completion of the distribution of the Special Warrants, any press release in connection with the Offering shall contain substantially the following legend, and shall comply with Rule 135e under the U.S. Securities Act:

"NOT FOR DISTRIBUTION TO UNITED STATES NEWS WIRE SERVICES OR FOR DISSEMINATION IN THE UNITED STATES."
(b)
The Company agrees that the Agent may make public its involvement with the Company in the Offering, including the right of the Agent at its own expense to, following completion of the Offering, place advertisements describing their services to the Company, in financial, news or business publications. If requested by the Agent, the Company will include a mutually acceptable reference to the Agent in any press release or other public announcement made by the Company regarding the matters described in this Agreement.

19.	Direction of Inquiries.
The Company agrees to direct all enquiries from any Person or entity, expressing an interest in participating in the Offering to the Agent.
20.	Independent Contractor.
(a)
The Company acknowledges that it has retained the Agent solely to assist the Company (and not any other Person) with the matters set forth in this Agreement. In rendering their assistance, the Agent will act as an independent contractor, and the Agent owes its duties arising out of this engagement solely to the Company, and to no other Person. The Company acknowledges that nothing in this Agreement is intended to create duties to the Company, beyond those expressly provided for in this Agreement, and the Agent and the Company specifically disclaim the creation of any partnership, joint venture, fiduciary, agency or non-contractual relationship between, or the imposition of any partnership, joint venture, fiduciary, agency or non-contractual duties on, either party. Except as set out in Section 13 of this Agreement, nothing in this Agreement is intended to confer upon any other Person any rights or remedies under this Agreement or by reason of this Agreement.

(b)
The Company acknowledges that the Agent is not acting in any capacity other than as expressly provided for in this Agreement, including as to legal, tax or accounting matters in any jurisdiction, and that the Agent will not provide any legal, tax or accounting advice, either pursuant to this Agreement or otherwise. The Company shall be solely responsible for engaging and instructing such advisors as they deem necessary for purposes of the subject matter of this Agreement and is solely responsible for making its own independent investigation and appraisal of the transaction contemplated under this Agreement, and the Agent shall have no responsibility or liability to the Company with respect to such matters.

21.	Compliance with Laws.
The Company and the Agent shall comply with all applicable laws, regulations, rules and policies, whether domestic, foreign, national, federal, provincial, state or otherwise applicable to the Offering.

22.	General.
22.1  Time of the Essence.Time will, in all respects, be of the essence hereof.
22.2  Headings.The headings contained herein are for convenience only and will not affect the meaning or interpretation hereof.
22.3  Entire Agreement.This Agreement and the other agreements and documents referred to herein constitute the only agreement between the parties with respect to the subject matter hereof and will supersede any and all prior negotiations and understandings between the parties hereto with respect to the transactions contemplated in this Agreement. This Agreement may be amended or modified in any respect by written instrument only.
22.4  Conflict.The Company acknowledges that the Agent and its affiliates carry on a range of businesses, including providing stockbroking, investment advisory, research, investment management and custodial services to clients and trading in financial products as agent or principal. It is possible that the Agent and other entities in its group that carry on those businesses may hold long or short positions in securities of companies or other entities, which are or may be involved in the transactions contemplated in this Agreement and effect transactions in those securities for their own account or for the account of their respective clients. The Company agrees that these divisions and entities may hold such positions and effect such transactions without regard to the Company's interests under this Agreement.
22.5  No Fiduciary Duty.The Company acknowledges and agrees that: (a) the Agent has not assumed and will not assume a fiduciary responsibility in favour of the Company with respect to the Offering contemplated hereby or the process leading thereto and the Agent does not have any obligation to the Company with respect to the Offering contemplated hereby except the obligations expressly set forth in this Agreement; (b) the Agent and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company; and (c) the Agent has not provided any legal, accounting, regulatory or tax advice with respect to the Offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
22.6  Severability.The invalidity or unenforceability of any particular provision of this Agreement will not affect or limit the validity or enforceability of the remaining provisions of this Agreement.
22.7  Successors and Assigns.The terms and provisions of this Agreement will be binding upon and enure to the benefit of the Company, the Agent and the Purchasers and their respective successors and permitted assigns; provided, however, that, except as provided herein, this Agreement will not be assignable by the Company without the prior written consent of the Agent, or by the Agent without the prior written consent of the Company.
22.8  Further Assurances.Each of the parties hereto will do or cause to be done all such acts and things and will execute or cause to be executed all such documents, agreements and other instruments as may reasonably be necessary or desirable for the purpose of carrying out the provisions and intent of this Agreement.
22.9  Effective Date.This Agreement is intended to and will take effect as of the date first set forth above, notwithstanding its actual date of execution or delivery.
22.10  Counterparts and Facsimile Execution.This Agreement may be executed in any number of counterparts, which taken together will form one and the same agreement. This Agreement may be executed by one or more of the parties by facsimile transmitted signature or by e-mail in PDF format and all parties agree that the reproduction of signature by way of facsimile or by e-mail in PDF format will be treated as though such reproductions were executed originals.
22.11  Governing Law.This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein and the parties hereto attorn to the non-exclusive jurisdiction of the courts of such Province in connection with all matters arising hereunder.

[This space intentionally left blank.]

If the Company is in agreement with the foregoing terms and conditions, please so indicate by executing a copy of this Agreement where indicated below and delivering the same to the Agent.
Yours sincerely,
MACKIE RESEARCH CAPITAL CORPORATION
/s/ Jovan Stupar
Jovan Stupar
Managing Director, Investment Banking

The foregoing is hereby accepted on the terms and conditions therein set forth.
DATED as of February 18, 2021
JUVA LIFE INC.

/s/ Mathew Lee
Mathew Lee
Chief Financial Officer

SCHEDULE "A"
COMPLIANCE WITH UNITED STATES SECURITIES LAWS
As used in this Schedule "A", the following terms shall have the following meanings:
"Accredited Investor" has the meaning ascribed to such term in Rule 501(a) of Regulation D;
"Accredited Investor Certificate" means the Accredited Investor Certificate attached as Schedule "C" to the Subscription Agreement;
"Directed Selling Efforts" means "directed selling efforts" as such term is defined in Rule 902(c) of Regulation S. Without limiting the foregoing, but for greater clarity in this Schedule "A", it means, subject to the exclusions from the definition of directed selling efforts contained in Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any Special Warrants, and includes the placement of any advertisement in a publication with a general circulation in the United States that refers to the offering of the Special Warrants;
"Disqualification Event" has the meaning ascribed to such term in Section A(12) below;
"Foreign Issuer" means a "foreign issuer" as such term is defined in Rule 902(e) of Regulation S. Without limiting the foregoing, but for greater clarity in this Schedule "A", it means any issuer which is (a) the government of any country other than the United States or of any political subdivision of a country other than the United States; or (b) a corporation or other organization incorporated or organized under the laws of any country other than the United States, except an issuer meeting the following conditions as of the last business day of its most recently completed second fiscal quarter: (1) more than 50 percent of the outstanding voting securities of such issuer are directly or indirectly owned of record by residents of the United States; and (2) any following; (i) the majority of the executive officers or directors are United States citizens or residents, (ii) more than 50 percent of the assets of the issuer are located in the United States, or (iii) the business of the issuer is administered principally in the United States;
"General Solicitation or General Advertising" means "general solicitation or general advertising", as used in Rule 502(c) of Regulation D, including, without limitation, any advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or on the internet, or broadcast over radio or television or the internet, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising;
"Offshore Transaction" means "offshore transaction" as such term is defined in Rule 902(h) of Regulation S;
"QIB Letter" means the Qualified Institutional Buyer Letter executed by an Original QIB Purchaser in the form attached as Schedule "D" to the Subscription Agreement, wherein the Original QIB Purchaser has represented and warranted in Section 1(b) that it qualifies as an Accredited Investor and a Qualified Institutional Buyer and is making the covenants, representations and warranties set forth in the QIB Letter;
"Qualified Institutional Buyer" means a "qualified institutional buyer" as defined in Rule 144A under the U.S. Securities Act, that is also an Accredited Investor;
"Regulation D" means Regulation D adopted by the SEC under the U.S. Securities Act;
"Regulation S" means Regulation S adopted by the SEC under the U.S. Securities Act;
"Rule 144A" means Rule 144A under the U.S. Securities Act;
"SEC" means the United States Securities and Exchange Commission;

"Substantial U.S. Market Interest" means "substantial U.S. market interest" as such term is defined in Rule 902(j) of Regulation S;
"United States" means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;
"U.S. Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;
"U.S. Purchaser" means an original Purchaser of the Special Warrants that is, or is acting for the account or benefit of, a U.S. Person or a Person in the United States, or any Person offered the Special Warrants in the United States (except Persons excluded from the definition of U.S. Person pursuant to Rule 902(k)(2)(vi) of Regulation S or Persons holding accounts excluded from the definition of U.S. Person pursuant to Rule 902(k)(2)(i) of Regulation S), or that was in the United States when the buy order was made or when the Subscription Agreement pursuant to which it is acquiring Special Warrants was executed or delivered; and
"U.S. Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
All other capitalized terms used but not otherwise defined in this Schedule "A" shall have the meanings assigned to them in the Agency Agreement to which this Schedule "A" is attached.
A. Representations, Warranties and Covenants of the Company
The Company represents and warrants to and covenants with the Agent, as at the date hereof and as at the Closing Date, that:
1. It is, and on the Closing Date will be, a Foreign Issuer with no Substantial U.S. Market Interest with respect to the Common Shares.
2. Except with respect to offers and sales of Special Warrants in accordance with this Schedule "A" (i) to U.S. Purchasers in reliance upon the exemption from the registration requirements of the U.S. Securities Act available pursuant to Rule 506(b) of Regulation D and/or Section 4(a)(2) of the U.S. Securities Act and all applicable state securities laws, and (ii) in an Offshore Transaction in reliance upon the exclusion from the registration requirements of the U.S. Securities Act available pursuant to Rule 903 of Regulation S, neither the Company nor any of its affiliates, nor any Person acting on any of their behalf (other than the Agent, the U.S. Affiliates, their respective affiliates or any Person acting on any of their behalf, in respect of which no representation, warranty or covenant is made), has made or will make: (A) any offer to sell, or any solicitation of an offer to buy, any Special Warrants to a Person in the United States; or (B) any sale of Special Warrants unless, at the time the buy order was or will have been originated, the Purchaser is (i) outside the United States, not a U.S. Person and not purchasing for the account or benefit of any U.S. Person or Person in the United States, or (ii) the Company, its affiliates, and any Person acting on their behalf reasonably believe that the Purchaser is outside the United States, not a U.S. Person and not purchasing for the account or benefit of any U.S. Person or Person in the United States.
3. During the period in which the Special Warrants are offered for sale, none of the Company, its affiliates or any Persons acting on any of their behalf (other than the Agent, the U.S. Affiliates, their respective affiliates or any Person acting on any of their behalf, in respect of which no representation, warranty or covenant is made) has made or will make any Directed Selling Efforts or has engaged or will engage in any form of General Solicitation or General Advertising or has acted in any manner involving a public offering within the meaning of Section 4(a)(2) of the U.S. Securities Act in the United States with respect to the Special Warrants.
4. The Company is not, and as a result of the sales of the Special Warrants and the application of the proceeds thereof will not be, an "investment company", as defined in the United States Investment

5. Company Act of 1940, as amended, registered or required to be registered under such Act.
6. The Company has not sold, offered for sale or solicited any offer to buy and will not sell, offer for sale or solicit any offer to buy, during the period beginning six months prior to the start of the Offering of the Special Warrants and ending six months after the completion of the Offering of the Special Warrants, any of its securities in the United States in a manner that would be integrated with and would cause the exemption from registration provided by Rule 506(b) of Regulation D or the exclusion from registration provided by Rule 903 of Regulation S, to be unavailable with respect to offers and sales of the Special Warrants pursuant to this Schedule "A".
7. None of the Company, its affiliates or any Person on behalf of any of them (other than the Agent, the U.S. Affiliates, their respective affiliates or any Person acting on any of their behalf, in respect of which no representation, warranty or covenant is made) will take any action that would cause the exemptions or exclusions provided by Rule 903 of Regulation S or Rule 506(b) of Regulation D to be unavailable with respect to offers and sales of the Special Warrants to U.S. Purchasers pursuant to the Agency Agreement including this Schedule "A".
8. Neither the Company nor any of its predecessors or affiliates has been subject to any order, judgment, or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining such Person for failure to comply with Rule 503 of Regulation D.
9. None of the Company, its affiliates or any Person on behalf of any of them (other than the Agent, the U.S. Affiliates, their respective affiliates or any Person acting on any of their behalf, in respect of which no representation, warranty or covenant is made) has engaged or will engage in any violation of Regulation M under the U.S. Exchange Act in connection with this Offering.
10.   Upon the written request of any U.S. Purchaser, the Company will undertake a determination whether the Company is a "passive foreign investment company" within the meaning of Section 1297(a) of the United States Internal Revenue Code of 1986, as amended ("Code"), during any calendar year following the purchase of the Special Warrants by such purchaser, the Company shall provide to such purchaser, upon written request, all information that would be reasonably required for income tax reporting purposes to permit a United States securityholder to make the election to treat the Company as a "qualified electing fund" for the purposes of such Code;
11.   None of the Company or any of its predecessors or affiliates has had the registration of a class of securities under the U.S. Exchange Act revoked by the SEC pursuant to Section 12(j) of the U.S. Exchange Act and any rules or regulations promulgated thereunder;
12.   The Company will, within prescribed time periods, prepare and file any forms or notices required under the U.S. Securities Act or applicable state securities laws in connection with the Offering, including filing a report of exempt offering on Form D under the U.S. Securities Act with the SEC.
13.   With respect to the Special Warrants to be offered and sold hereunder in reliance on Rule 506(b) of Regulation D (the "Regulation D Securities"), none of the Company, any of its predecessors, any director, executive officer, other officer of the Company participating in the Offering, any beneficial owner of 20% or more of the Company's outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as such term is defined in Rule 405 under the U.S. Securities Act) connected with the Company in any capacity at the time of sale (each, an "Issuer Covered Person" and, together, "Issuer Covered Persons") is subject to any "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the U.S. Securities Act (a "Disqualification Event"), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine (i) the identity of each Person that is an Issuer Covered Person; and (ii) whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Agent a copy of any disclosures provided thereunder.

B.	Representations, Warranties and Covenants of the Agent and the U.S. Affiliate
The Agent represents and warrants to and covenants and agrees with the Company as at the date hereof and as at the Closing Date, that:
1. It acknowledges that the Special Warrants have not been and will not be registered under the U.S. Securities Act or any U.S. state securities laws and may not be offered or sold except pursuant to an exclusion or exemption from the registration requirements of the U.S. Securities Act and applicable U.S. state securities laws. It has offered and sold and will offer and sell the Special Warrants only (i) in an Offshore Transaction in accordance with Rule 903 of Regulation S, or (ii) in the United States as provided in this Schedule "A". Accordingly, neither the Agent, nor its U.S. Affiliate, nor any Persons acting on any of their behalf: (i) have engaged or will engage in any Directed Selling Efforts; or (ii) except as permitted by this Schedule "A", have made or will make (x) any offers to sell, or any solicitation of an offer to buy, Special Warrants in the United States or to, or for the account or benefit of, any U.S. Person or any Person in the United States, or (y) any sale of Special Warrants to any Purchaser unless, at the time the buy order was or is originated, the Purchaser was outside the United States, not a U.S. Person and not acting for the account or benefit of a U.S. Person or Person in the United States, or the Agent, the U.S. Affiliate, their respective affiliates or any Person acting on any of their behalf reasonably believed that such Purchaser was outside the United States, not a U.S. Person and not acting for the account or benefit of a U.S. Person or Person in the United States.
2. It has not entered and will not enter into any contractual arrangement with respect to the offer and sale of the Special Warrants, except with its U.S. Affiliate or with the prior written consent of the Company.
3. It shall require the U.S. Affiliate to agree, for the benefit of the Company, to comply with, and shall use its best efforts to ensure that the U.S. Affiliate complies with, the provisions of this Schedule "A" as if such provisions applied to such U.S. Affiliate.
4. All offers of the Special Warrants in the United States for sale by the Company will be effected by the U.S. Affiliate in accordance with all applicable U.S. federal and state broker-dealer requirements. Such U.S. Affiliate is, and will be on the date of each offer or sale of Special Warrants in the United States, duly registered as a broker-dealer pursuant to Section 15(b) of the U.S. Exchange Act and the securities laws of each state in which such offer or sale is made (unless exempted from the respective state's broker-dealer registration requirements) and a member of and in good standing with the Financial Industry Regulatory Authority, Inc.
5. Any offer, sale or solicitation of an offer to buy Special Warrants that has been made or will be made was or will be made only (i) in the United States to Accredited Investors and/or Qualified Institutional Buyers in transactions that are exempt from the registration requirements of the U.S. Securities Act pursuant to Rule 506(b) of Regulation D and exempt from registration under all applicable state securities laws, and (ii) outside the United States in Offshore Transactions that are excluded from registration pursuant to Rule 903 of Regulation S.
6. Offers and sales of Special Warrants in the United States have not been and shall not be made by any form of General Solicitation or General Advertising or in any manner involving a public offering within the meaning of Section 4(a)(2) of the U.S. Securities Act.
7. Prior to any sale by the Company of Special Warrants to U.S. Purchasers identified by it, the Agent shall deliver to each offeree a copy of the U.S. Placement Memorandum and cause each such U.S. Purchaser that is (a) an Accredited Investor to execute and deliver a Accredited Investor Certificate and (b) a Qualified Institutional Buyer to execute and deliver a QIB Letter, in each case including any schedules and exhibits attached thereto.
8. All U.S. Purchasers of the Special Warrants shall be informed that the Special Warrants have not been and will not be registered under the U.S. Securities Act and applicable state securities laws and are being offered and sold to such U.S. Purchasers in reliance on the exemption from the registration requirements of the U.S. Securities Act provided by Rule 506(b) of Regulation D and/or Section 4(a)(2) of the U.S. Securities Act.

9.   The Agent understands that all Special Warrants issued to U.S. Purchasers that are Accredited Investors (but not Qualified Institutional Buyers who have executed and delivered a QIB Letter) in the Offering, and the Unit Shares and Warrants underlying the Units issuable in exchange for such Special Warrants will be issued in definitive physical form and will bear a United States restrictive legend substantially in the form set forth in the Accredited Investor Certificate.
10.   None of the Agent, its U.S. Affiliate, their respective affiliates or any Person acting on any of their behalf has engaged or will engage in any violation of Regulation M under the U.S. Exchange Act in connection with this Offering.
11.   With respect to Regulation D Securities, none of (i) the Agent or the U.S. Affiliate, (ii) the Agent's or the U.S. Affiliate's general partners or managing members, (iii) any Agent's or the U.S. Affiliate's directors, executive officers or other officers participating in the offering of the Regulation D Securities, (iv) any Agent's or the U.S. Affiliate's general partners' or managing members' directors, executive officers or other officers participating in the offering of the Regulation D Securities or (v) any other Person associated with any above Persons, that has been or will be paid (directly or indirectly) remuneration for solicitation of Purchasers in connection with sale of Regulation D Securities (each, a "Dealer Covered Person" and, collectively, the "Dealer Covered Persons"), is subject to any Disqualification Event except for a Disqualification Event (i) contemplated by Rule 506(d)(2) of the U.S. Securities Act and (ii) a description of which has been furnished in writing to the Company prior to the date hereof or, in the case of a Disqualification Event occurring after the date hereof, prior to the date of any offering of the Special Warrants. As of the Closing Date, the Agent is not aware of any Person (other than any Dealer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of Purchasers in connection with the sale of any Regulation D Securities.
12.   At least one Business Day prior to the Closing Date, it shall provide the Company and its transfer agent with a list of all U.S. Purchasers of the Special Warrants, together with their addresses (including state of residence), the number of Special Warrants purchased and the registration and delivery instructions for the Special Warrants.
13.   At Closing, the Agent, together with the U.S. Affiliate, will provide a certificate, substantially in the form of Exhibit A to this Schedule A, relating to the manner of the offer and sale of the Special Warrants in the United States or to, or for the benefit or account of, any U.S. Person or Person in the United States, or will be deemed to have represented that they did not offer or sell Special Warrants in the United States or to, or for the benefit or account of, any U.S. Person or Person in the United States.

EXHIBIT A
AGENT'S CERTIFICATE
In connection with the private placement in the United States of special warrants (the "Special Warrants") of Juva Life Inc. (the "Company") pursuant to the agency agreement dated February 18, 2021 (the "Agency Agreement"), between the Company and Mackie Research Capital Corporation (the "Agent"), each of the undersigned does hereby certify to the Company as follows:
(a)
[●] (the "U.S. Affiliate") is, and at all relevant times was, a duly registered broker or dealer with the United States Securities and Exchange Commission and is a member of and in good standing with the Financial Industry Regulatory Authority, Inc. on the date hereof and the date on which each offer was made by it in the United States, and all offers and sales of the Special Warrants in the United States have been effected by the U.S. Affiliate in compliance with all U.S. federal and state broker-dealer requirements;

(b)
immediately prior to making any offers to any offeree in the United States, we had reasonable grounds to believe and did believe that the offeree was an Accredited Investor or a Qualified Institutional Buyer, as applicable, and, on the date hereof, we continue to believe that each such offeree that is purchasing Special Warrants from us is an Accredited Investor or a Qualified Institutional Buyer, as applicable;

(c)
no form of general solicitation or general advertising (as those terms are used in Regulation D under the U.S. Securities Act) was used by us, including, without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine or similar media on the internet or broadcast over radio or television or the internet or any seminar or meeting whose attendees had been invited by general solicitation or general advertising, in connection with the offer or sale of the Special Warrants in the United States;

(d)
we obtained and delivered to the Company, for acceptance at the Closing, a duly executed. Subscription Agreement from each U.S. Purchaser that is an Accredited Investor but not a Qualified Institutional Buyer, and a duly executed QIB Letter from each U.S. Purchaser that is a Qualified Institutional Buyer;

(e)
neither we nor any of our affiliates have taken or will take any action that would constitute a violation of Regulation M under the U.S. Exchange Act with respect to the offer or sale of the Special Warrants;

(f)	the offering of the Special Warrants in the United States has been conducted by us in accordance with the terms of the Agency Agreement including Schedule "A" thereto;
(g)
all Purchasers of the Special Warrants in the United States or who were offered Special Warrants in the United States have been informed that the Special Warrants have not been and will not be registered under the U.S. Securities Act and are being offered and sold to such Purchasers without registration in reliance the exemption from the registration requirements of the U.S. Securities Act provided by Rule 506(b) of Regulation D and/or Section 4(a)(2) of the U.S. Securities Act;

(h)
none of (i) the undersigned, (ii) the undersigned's general partners or managing members, (iii) any undersigned's directors, executive officers or other officers participating in the offering of the Regulation D Securities, (iv) any undersigned's general partners' or managing members' directors, executive officers or other officers participating in the offering of the Regulation D Securities or (v) any other Person associated with any above Persons, that has been or will be paid (directly or indirectly) remuneration for solicitation of Purchasers in connection with sale of Regulation D Securities (each, a "Dealer Covered Person"), is subject to any "Bad Actor" disqualifications described in Rule 506(d)(1) under Regulation D; and

(i)
the undersigned are not aware of any Person (other than any Dealer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of Purchasers in connection with the sale of any Special Warrants pursuant to Rule 506(b) of Regulation D.

Terms used in this certificate have the meanings given to them in the Agency Agreement unless otherwise defined herein.
Dated this 18th day of February, 2021.

	[NAME OF AGENT]		[NAME OF U.S. AFFILIATE]
By:		By:
	Name: Title:		Name: Title:

SCHEDULE "B"
SUBSIDIARIES

Name	Jurisdiction of Formation	Beneficial Equity/ Voting Ownership
Juva Life, Inc.	CA	100% direct
Precision Apothecary, Inc.	CA	100% indirect
VG Enterprises, LLC	CA	100% indirect
1177988 B.C. Ltd.	BC	100% indirect
Juva RWC, Inc.	CA	100% indirect
Juva Stockton, Inc.	CA	100% indirect

SCHEDULE "C"
CONVERTIBLE SECURITIES